AGREEMENT OF LEASE

between

RBM CHERRY ROAD PARTNERS

Landlord

and

WRIGHT MEDICAL TECHNOLOGY, INC.

Tenant

Dated: As of December 31, 2013

Premises:

Office Building 1
First Floor of Office Building 2
1023 Cherry Road
Memphis, Tennessee 38117

TABLE OF CONTENTS

Page

REFERENCE PAGE..............................................................................................................................................................	3
ARTICLE I GLOSSARY......................................................................................................................................................	5
ARTICLE II DEMISE, PREMISES, TERM, RENT.........................................................................................................	11
ARTICLE III REIMBURSABLE OPERATING EXPENSES AND TAXES..................................................................	14
ARTICLE IV USE AND OCCUPANCY..............................................................................................................................	18
ARTICLE V INITIAL CONSTRUCTION AND ALTERATIONS...................................................................................	22
ARTICLE VI REPAIRS........................................................................................................................................................	25
ARTICLE VII [RESERVED]...............................................................................................................................................	26
ARTICLE VIII REQUIREMENTS OF LAW.....................................................................................................................	26
ARTICLE IX SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.......................................................	28
ARTICLE X RULES AND REGULATIONS.....................................................................................................................	30
ARTICLE XI INSURANCE, PROPERTY LOSS OR DAMAGE, REIMBURSEMENT..............................................	30
ARTICLE XII DESTRUCTION BY FIRE OR OTHER CAUSE....................................................................................	32
ARTICLE XIII EMINENT DOMAIN.................................................................................................................................	33
ARTICLE XIV ASSIGNMENT, SUBLETTING, MORTGAGE, ETC. .........................................................................	33
ARTICLE XV ACCESS TO PREMISES............................................................................................................................	35
ARTICLE XVI CERTIFICATE OF OCCUPANCY..........................................................................................................	36
ARTICLE XVII DEFAULT..................................................................................................................................................	36
ARTICLE XVIII REMEDIES AND DAMAGES...............................................................................................................	38
ARTICLE XIX FEES AND EXPENSES.............................................................................................................................	39
ARTICLE XX NO REPRESENTATIONS BY LANDLORD...........................................................................................	40
ARTICLE XXI END OF TERM..........................................................................................................................................	40
ARTICLE XXII POSSESSION............................................................................................................................................	41
ARTICLE XXIII NO WAIVER...........................................................................................................................................	41
ARTICLE XXIV WAIVER OF TRIAL BY JURY.............................................................................................................	41
ARTICLE XXV INABILITY TO PERFORM....................................................................................................................	42
ARTICLE XXVI BILLS AND NOTICES...........................................................................................................................	42
ARTICLE XXVII SERVICES AND EQUIPMENT...........................................................................................................	42
ARTICLE XXVIII [RESERVED]........................................................................................................................................	44
ARTICLE XXIX [RESERVED]...........................................................................................................................................	44
ARTICLE XXX SIGNS.........................................................................................................................................................	44
ARTICLE XXXI BROKER...................................................................................................................................................	44
ARTICLE XXXII INDEMNITY............................................................................................................................................	44
ARTICLE XXXIII RESERVED............................................................................................................................................	45
ARTICLE XXXIV MEMORANDUM OF LEASE...............................................................................................................	46
ARTICLE XXXV TENANT LABS........................................................................................................................................	46
ARTICLE XXXVI COVENANT OF QUIET ENJOYMENT..............................................................................................	46
ARTICLE XXXVII MISCELLANEOUS.............................................................................................................................	46

EXHIBITS:
Exhibit A    Legal Description
Exhibit B    Plat Showing Building 1, Building 2 and Driveway
Exhibit C    Rules and Regulations
Exhibit D    Acceptance of Premises
Exhibit E    Floor Plans
Exhibit F    Tenant Design and Construction Standards
Exhibit G    Tenant’s Reserved Parking Spaces
Exhibit H    Work Letter Agreement
Exhibit I    Mobile Labs Parking Area
Exhibit J    Access Parcel
Exhibit K    Base Rent Schedule
Exhibit L    Base Rent Schedule for Selected Expansion Space
Exhibit M    Location of Tenant Generators

AGREEMENT OF LEASE

AGREEMENT OF LEASE, made as of the 31st day of December, 2013, between RBM CHERRY ROAD PARTNERS, a Tennessee general partnership (“Landlord”), and WRIGHT MEDICAL TECHNOLOGY, INC., a Delaware corporation (“Tenant”).

REFERENCE PAGE

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have the meanings set forth in this Reference Page.

(1)
Premises:    All of Building 1, plus the first floor of Building 2, as shown on the floor plans attached hereto as Exhibit “E”, excluding, however, any portions thereof which are defined as Common Area(s). In the event that Selected Expansion Space shall be leased by Tenant in accordance with Section 2.8, then such area shall become a part of the Premises. It is acknowledged that no part of the Adjacent Property shall be a part of the Premises.

(2)	Commencement Date: January 1, 2014.

(3)
Expiration Date:    October 31, 2024, subject to adjustment pursuant to any of the terms, conditions or covenants of this Lease (including, but not limited to, the terms and provisions of Section 2.7 hereof).

(4)	Term: One Hundred Thirty (130) months, unless extended or terminated sooner as described and permitted herein, beginning on the Commencement Date and expiring on the Expiration Date.

(5)	Base Rent (or Base Rental): The amounts set forth in the schedules provided in Exhibit “K”, subject to adjustment pursuant to Section 2.8 or as otherwise specified herein.

(6)
Tenant’s Proportionate Share:    Tenant’s Proportionate Share of the Real Property shall be 100% during the first three (3) years of the Term, then shall be 75% for the remainder of the Term, subject to upward adjustment in the event that Tenant elects to exercise all or a portion of the Expansion Option pursuant to Section 2.8 hereof.

(7)
Landlord’s Proportionate Share:    Landlord’s Proportionate Share of the Real Property shall be 0% during the first three (3) years of the Term, then shall be the difference between 100% and Tenant’s Proportionate Share for the remainder of the Term.

(8)	Calendar Year: For the purpose of this Lease, Calendar Year shall be a period of twelve (12) months commencing on each January 1 during the Term occurring on and after January 1, 2014.

(9)	Base Year: A period of twelve (12) months comprising Calendar Year 2014.

(10)	Permitted Use: Corporate headquarters, corporate and/or general office, administrative, research and development, marketing, customer service and/or other office related operations and including,

without limitation, those specific uses and activities described in Section 4.1 of this Lease. The Landlord shall take no action during the Term of this Lease to effect any change to the Restrictive Covenants without the prior written consent of the Tenant.

(11)	Security Deposit: NONE

(12)	Landlord’s Broker: CB Richard Ellis Memphis, LLC
2620 Thousand Oaks Boulevard, Suite 4000
Memphis, Tennessee 38118
Attention: Ron Kastner

(13)	Tenant’s Broker: NONE

(14)	Landlord’s Notice RBM Cherry Road Partners
Address:    1025 Cherry Road
Memphis, Tennessee 38117
Attention: Scott Imorde
Email: scott@rbmvco.com
Fax: 901-821-4250

With Copy to:          Christopher C. Lamberson
Glankler Brown, PLLC
6000 Poplar Avenue, Suite 400
Memphis, TN 38119
Email: clamberson@glankler.com
Fax: 901-525-2389

(15)	Tenant’s Notice Wright Medical Technology, Inc.
Address:    1023 Cherry Road
Memphis, Tennessee 38117
Attention: Chief Operating Officer
Email: pascal.girin@wmt.com
Fax: 901-867-8249

With Copies to:    Wright Medical Technology, Inc.
1023 Cherry Road
Memphis, Tennessee 38117
Attention: General Counsel
Email: jim.lightman@wmt.com
Fax: 901-867-4398

And:    Lodie V. Biggs
Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
165 Madison Avenue, Suite 2000
Memphis, Tennessee 38103
Email: lbiggs@bakerdonelson.com
Fax: 901-577-4223

(16)	Address for Payment RBM Cherry Road Partners
of Rent:    1025 Cherry Road
Memphis, Tennessee 38117
Attention: Rawleigh Martin

W I T N E S S E T H:

The parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

ARTICLE I

GLOSSARY

The following terms shall have the meanings indicated below:

“Access Easement” shall have the meaning set forth in Section 4.3.

“Access Parcel” shall have the meaning set forth in Section 4.3.

“ADA” shall mean the Americans With Disabilities Act of 1990, as modified and supplemented from time to time.

“Additional Rent” shall have the meaning set forth in Section 2.2.

“Adjacent Property” shall mean the real property south of and adjacent to the Land, consisting of approximately 18.910 acres, as shown on Exhibit “B” attached hereto.

“Adjacent Property Utility Payment” shall mean the payment by Landlord to Tenant of ten percent (10%) of Tenant’s aggregate annual MLGW payments in connection with Building 1 only during the Term, which shall be payable by Landlord to Tenant within ten (10) days after receipt of a Building 1 Utility Statement.

“Alterations” shall mean alterations, installations, improvements, additions, or other physical changes in or about the Premises; provided, however, that the term “Alterations” shall exclude those made by Landlord or Tenant in accordance with and pursuant to any provisions of this Lease in order to prepare the Premises and Common Area for Tenant’s initial occupancy including, without limitation, Tenant's Work as defined in the Work Letter Agreement attached as Exhibit "H" hereto.

“Applicable Rate” shall mean the lesser of (x) four percentage points above the then current Base Rate, or (y) the maximum rate permitted by applicable law.

“Approved Examiner” shall have the meaning set forth in Section 3.5.

“ASHRAE” shall mean the American Society of Heating, Refrigeration and Air-Conditioning Engineers.

“Bankruptcy Code” shall mean 11 U.S.C. Section 101 et seq., or any statute, federal or state, of similar nature and purpose.

“Base Lease” shall have the meaning set forth in Section 3.2.

“Base Rate” shall mean the “Prime Rate” of interest as published in The Wall Street Journal.

“Building 1” shall mean that certain three (3) story office building located on the Land and having an address of 1023 Cherry Road, Memphis, Tennessee 38117, and all of the equipment and other improvements and appurtenances related thereto of every kind and description now located or hereafter erected, constructed or placed upon the Land and any and all alterations, renewals, and replacements thereof, additions thereto and substitutions therefor. Building 1 is located as shown on Exhibit “B” attached hereto.

“Building 1 Utility Statement” shall mean a statement containing a summary of MLGW utility payments made by Tenant in connection with Building 1 only for each Operating Year, which shall be delivered by Tenant to Landlord within thirty (30) days following each Operating Year.

“Building 2” shall mean that certain two (2) story office building located on the Land and having an address of 1023 Cherry Road, Memphis, Tennessee 38117, and all of the equipment and other improvements and appurtenances related thereto of every kind and description now located or hereafter erected, constructed or placed upon the Land and any and all alterations, renewals, and replacements thereof, additions thereto and substitutions therefor. Building 2 is located as shown on Exhibit “B” attached hereto.

“Building Insurance” shall have the meaning set forth in Section 11.2.

“Building Standard Condition” shall mean the condition of the Premises as of the date of this Lease (reasonable wear and tear excepted), plus any Alterations approved by Landlord and Tenant's Work, except to the extent Landlord’s approval is conditioned upon Tenant’s removal of the approved Alteration prior to the Expiration Date.

“Building Systems” shall mean the base building mechanical, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety (including fire alarm and monitoring system that services the Adjacent Property to the extent the hardware of such system is located on the Real Property) and other service systems of the Buildings, including service systems included as part of Tenant’s Work and Major Mechanicals; provided, however, that “Building Systems” shall specifically exclude all Non-Standard Building Installations.

“Buildings” shall mean Building 1 and Building 2.

“Business Days” shall mean all days, excluding Saturdays, Sundays and all days observed as holidays by the State of Tennessee or the federal government.

“Common Area” shall mean any and all portions of the Land and the improvements thereon not part of Building 1 or Building 2; provided, however, in the event that another tenant leases space on the second floor of Building 2 and Tenant is occupying some (but not all) of the second floor of Building 2, then this definition may be expanded to include certain interior portions of Building 2 as set forth in Section 2.8 herein. Common Area includes all landscaping, fountains and related water works, walkways, sidewalks, parking lots, parking garages, parking decks, loading platforms, driveways, trash removal facilities, mechanical, electrical and utility rooms and service areas on the Land, regardless of whether they are part of Building 1 or Building 2.

“Control” shall have the meaning set forth in Section 14.2.

“Deficiency” shall have the meaning set forth in Section 18.2.

“EDGE Board” shall have the meaning set forth in Section 3.2.

“Event of Default” shall have the meaning set forth in Section 17.1.

“Excluded Operating Expenses” shall have the meaning set forth in Section 6.1.

“Expansion Area” shall have the meaning set forth in Section 2.8.

“Expansion Option” shall have the meaning set forth in Section 2.8.

“Expansion Option Term” shall have the meaning set forth in Section 2.8.

“Expansion Option Termination Fee” shall have the meaning set forth in Section 2.8(d).

"Expansion Space Allowance" shall have the meaning set forth in Section 2.8(b).

“FDA” means the U.S. Food and Drug Administration.

“Foreclosure” shall have the meaning set forth in Section 9.3.

“Government Authority (Authorities)” shall mean the United States of America, the State of Tennessee, the County of Shelby, the City of Memphis, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

“HVAC” shall mean heat, ventilation and air conditioning.

“HVAC System” shall mean the Building Systems providing HVAC.

“Hazardous Materials” shall have the meaning set forth in Section 8.2.

“Land” shall mean the land containing approximately 6.587 acres of real estate located in Shelby County, Tennessee, and more particularly described in Exhibit “A”.

“Landlord” on the date as of which this Lease is made, shall mean RBM Cherry Road Partners, a Tennessee general partnership, its successors and assigns.

“Landlord Indemnitees” shall mean Landlord, its trustees, partners, shareholders, officers, directors, employees, agents and contractors and the Manager.

“Landlord’s Tax Payment” shall have the meaning set forth in Section 3.2(a).

“Landlord’s Operating Payment” shall have the meaning set forth in Section 3.3(a).

“Lease Termination Fee” shall have the meaning set forth in Section 2.9.

“Lease Termination Option” shall have the meaning set forth in Section 2.9.

“Lessor” shall mean the EDGE Board, or any other governmental or quasi-governmental entity authorized to acquire fee title to property and enter into lease agreements with owners in order to qualify such property for state and local PILOT programs.

“License Agreement” shall have the meaning set forth in Section 4.3.

“MLG&W” shall mean Memphis, Light, Gas and Water Division, a municipal public utility serving Memphis and Shelby County, Tennessee.

“Major Mechanical” shall mean HVAC systems (including HVAC boilers, HVAC chillers, HVAC controls and HVAC water towers), elevators, electrical switch gears and life safety generators.  “Major Mechanical” does not include plumbing (drains, pipes, fixtures), lighting, doors, windows, fire alarm systems and any Non-Standard Building Installations.

“Major Mechanical Replacement” means the replacement of a Major Mechanical for which the following conditions are satisfied and for which notice that such conditions have been satisfied has been provided to Landlord in advance of the commencement of any work to replace such Major Mechanical:

(a)  the replaced Major Mechanical is not working at the time notice of replacement is provided to Landlord;

(b) Fifteen Thousand Dollars ($15,000) or more has been spent by Tenant on repairing (not maintenance contract costs) the replaced Major Mechanical within the past 6 months; provided, however, that if there is a catastrophic failure to a Major Mechanical which renders such Major Mechanical unable to be repaired, then satisfaction of this condition (b) will not be required for the replacement of a Major Mechanical to be considered a Major Mechanical Replacement; and

(c) The cost to repair and put the replaced Major Mechanical in good working condition is more than Fifteen Thousand Dollars ($15,000) as quoted by a vendor who has made all or a portion of such repairs over the past six (6) months.

“Major Mechanical Replacement Event” shall have the meaning set forth in Section 6.3(b).

“Market Rental Rate” shall have the meaning set forth in Section 2.7.

“Mobile Labs” shall have the meaning set forth in Section 4.1(xiv).

“Mortgage(s)” shall mean any trust deed, trust indenture or mortgage which may now or hereafter affect the Real Property, the Buildings, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

“Mortgagee(s)” shall mean any trustee under, or mortgagee or holder of, a Mortgage.

“Non-Standard Building Installations” shall mean (i) the Security System, (ii) any low voltage installations that are part of Tenant’s Work, (iii) any specialty rooms, labs and installations that are part of such Tenant’s Work, including without limitation anything regulated by the FDA, (iv) Tenant’s Generators, and (v) Alterations made by Tenant after the date of this Lease not included as Tenant’s Work under the Work Letter Agreement.

“Notice(s)” shall have the meaning set forth in Section 26.1.

“Office Use” shall mean those uses which are included in the definition of Office Square Footage as such term is used in the Restrictive Covenants.

“Operating Hours” shall mean 6:00 a.m. to 7:00 p.m. on Business Days.

“Operating Year” shall mean each calendar year that includes any part of the Term.

“Parties” shall have the meaning set forth in Section 37.2.

“Person or Person(s)” shall mean any natural person or persons, a partnership, a corporation, a limited liability company, a limited partnership and any other form of business or legal association or entity.

“Persons Within Landlord’s Control” shall mean and include Landlord, all of Landlord’s respective principals, officers, agents, contractors, servants, employees, licensees and invitees.

“Persons Within Tenant’s Control” shall mean and include Tenant, all of Tenant’s respective principals, officers, agents, contractors, servants, employees, licensees and invitees.

“PILOT” shall have the meaning set forth in Section 3.2.

"PILOT Documents" shall have the meaning set forth in Section 3.2.

“PILOT Incentives” shall have the meaning set forth in Section 3.2.

“Real Property” shall mean Building 1, Building 2 and the Land.

“Register’s Office” shall mean the Shelby County, Tennessee Register’s Office.

“Reimbursable Operating Expenses” shall have the meaning set forth in Section 3.1(a).

“Reimbursable Taxes” shall have the meaning set forth in Section 3.1(b).

“Renewal Option” shall have the meaning set forth in Section 2.7.

“Renewal Rental Rate” shall have the meaning set forth in Section 2.7.

“Rentable Square Feet” or "RSF" shall mean the actual measurement of rentable area in accordance with the American National Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996 or any successor standard adopted on or before the Commencement Date and reasonably agreed to by Landlord and Tenant.

“Rental” shall mean and be deemed to include Base Rent, Additional Rent and any other sums payable by Tenant hereunder.

“Requirements” shall mean (i) all present and future laws, rules, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, retroactive and prospective, of all Governmental Authorities now existing or hereafter created, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property, or any street, avenue or sidewalk comprising a part or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property, (ii) all requirements, obligations and conditions of all instruments of record on the date of this Lease including, without limitation, the Restrictive Covenants, and (iii) all requirements, obligations and conditions imposed by the carrier of Tenant’s hazard insurance policy (or policies) for the Buildings.

“Restrictive Covenants” shall mean those restrictions, building lines and easements of record in Plat Book 92, Page 47, as rerecorded in Plat Book 95, Page 32; Plat Book 126, Page 22; Plat Book 131, Page 1; Plat Book 143, Page 65; Plat Book 145, Page 22, as rerecorded in Plat Book 148, Page 15, as rerecorded in Plat Book 155, Page 8, as rerecorded in Plat 188, Page 11, as rerecorded in Plat Book 204, Page 29; and in Plat Book 187, Page 64, all in the Register’s Office of Shelby County, Tennessee.

“Rules and Regulations” shall mean the rules and regulations annexed hereto as Exhibit “C”, and such other and further reasonable rules and regulations as Landlord and Landlord’s agents may from time to time adopt, on notice to Tenant to be given in accordance with the terms of this Lease.

“Second Entrance” shall have the meaning set forth in Section 2.8(d).

“Security System” shall mean the security and access system(s) in use in the Buildings and located at various locations on the Real Property as of the Commencement Date, if any, and any subsequent additions and modifications made thereto by Tenant from time to time.

“Selected Expansion Space” shall have the meaning set forth in Section 2.8.

“Shared Use Documents” shall have the meaning set forth in Section 4.3.

“Sublease Additional Rent” shall have the meaning set forth in Section 14.4.

“Successor Landlord” shall have the meaning set forth in Section 9.3.

“Taxes” shall mean the aggregate amount of (i) all personal property taxes levied on personal property of Tenant located on the Real Property, and (ii) all real estate taxes or payments in lieu of taxes, and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property or any portion thereof and the various estates therein, including, without limitation, each of the following: (a) assessments made upon or with respect to any “air” and “development” rights now or hereafter appurtenant to or affecting the Real Property; and (b) any assessments levied after the date of this Lease for public benefits to all or any portion of the Real Property; provided that if, because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any profit, sales, use, occupancy, gross receipts or rental tax), is imposed upon Landlord, Tenant or the owner of all or any portion the Real Property, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes or for an increase in any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes.

“Tax Year” shall mean each period of twelve (12) months, commencing on the first day of January of each year, that includes any part of the Term, or such other period of twelve (12) months as may be duly adopted as the fiscal year for real estate tax purposes by the City of Memphis and Shelby County.

“Tenant”, on the date as of which this Lease is made, shall mean the Tenant named in this Lease, but thereafter “Tenant” shall mean only the tenant under this Lease at the time in question; provided, however, that the Tenant named in this Lease and any permitted successor tenant hereunder shall not be released from liability hereunder in the event of any assignment of this Lease unless released in writing by the Landlord, in its sole discretion.

“Tenant Appeal Period” shall have the meaning set forth in Section 3.2(b)(i).

"Tenant's Generators" shall have the meaning set forth in Section 5.7.

“Tenant Indemnitees” shall mean Tenant, its trustees, partners, shareholders, officers, directors, employees, agents and contractors.

“Tenant’s Property” shall mean Tenant’s equipment, furniture, furnishings and other movable items of personal property.

“Tenant’s Operating Statement” shall mean a statement containing a computation of Reimbursable Operating Expenses delivered by Tenant to Landlord pursuant to Section 3.3(a).

“Tenant's Reserved Parking Spaces” shall have the meaning set forth in Section 4.2.

“Tenant’s Statement” shall mean either a Tenant’s Operating Statement or a Tenant’s Tax Statement.

“Tenant’s Tax Statement” shall mean a statement containing a computation of Reimbursable Taxes delivered by Tenant to Landlord pursuant to Section 3.2(a).

“Term” shall mean the period from the Commencement Date through the Expiration Date.

“Untenantable” shall mean that the Premises are unfit for the Permitted Use.

“Utility Discount Programs” shall have the meaning set forth in Section 3.7.

“Utility Easement” shall have the meaning set forth in Section 4.3.

“Work Letter Agreement” shall have the meaning set forth in Section 5.1.

ARTICLE II

DEMISE, PREMISES, TERM, RENT

Section 2.1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term to commence on the Commencement Date and to end on the Expiration Date. The Commencement Date shall be January 1, 2014 (which beginning date shall be memorialized by an executed Acceptance of Premises in the form attached hereto as Exhibit “D”).

Section 2.2. Tenant shall pay to Landlord, in lawful money of the United States of America, without notice or demand, by good and sufficient check drawn to Landlord’s order on a bank or trust company with an office in the United States of America, at the office of Landlord or at such other place as Landlord may designate from time to time, by wire transfer to an account designated by Landlord or direct draft from Tenant’s account through bank draft, ACH transfer, or other equivalent funds transfer to Landlord’s designated account (or other payment mechanism acceptable to Landlord), the following:

(a)    the Base Rent as set forth in and in accordance with the Base Rent Schedule provided in Exhibit “K” attached hereto, subject to adjustment pursuant to Section 2.8, which shall be payable in monthly installments of Base Rent in advance on the first day of each and every calendar month during the Term as indicated therein; and

(b)    additional rent (“Additional Rent”) consisting of all other sums of money as shall become due from and be payable by Tenant hereunder.

Section 2.3. [RESERVED]

Section 2.4. If the Expiration Date is other than the last day of a calendar month, Rental for such month shall be prorated on a per diem basis.

Section 2.5. Tenant shall pay the Base Rent and Additional Rent when due without abatement, deduction, counterclaim, setoff or defense for any reason whatsoever, except said abatement as may be occasioned by the occurrence of any event permitting an abatement of Base Rent as specifically set forth in this Lease. Any payment made by Tenant to Landlord on account of Base Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Base Rent or Additional Rent then past due before being credited to Base Rent currently due.

Section 2.6.  Tenant shall pay to Landlord as Additional Rent, concurrently, upon proper notice to Tenant hereunder, with payment of Base Rent or Additional Rent to Landlord, all taxes (including but not limited to any and all sales, rent or excise taxes) directly imposed upon Base Rent or Additional Rent, as levied or assessed by any governmental or political body or subdivision thereof against Landlord, but specifically excluding any taxes based upon the income or profits of Landlord including, without limitation, income taxes.

Section 2.7.  Provided Tenant is not in default (beyond any cure periods hereunder) under this Lease at the time an option is exercised, Landlord grants Tenant two (2) options to renew this Lease, with respect to the portion of the Premises then leased by Tenant, with each option being for an additional term of five (5) years, upon the same terms and conditions as set forth herein (the first renewal term commencing at the end of the initial Term and the second renewal term commencing at the end of the first renewal term, if previously exercised, each of which must be exercised in accordance with the notice requirements provided hereunder), except that the rental rates in each case shall be determined in accordance with the provisions of this Section 2.7 as shown below (the “Renewal Option”). Each option shall be exercised by Tenant’s delivery of written notice to Landlord at least ten (10) months prior to the then-current Expiration Date.

(a)    The renewal Base Rent rates for each option period shall be equal to ninety-five percent (95%) of the Market Rental Rate (as defined hereinafter) (such rate being hereinafter referred to as the “Renewal Rental Rate”). The “Market Rental Rate” is the rental rate then being charged by landlords (including Landlord) for office space in the East Memphis office submarket on new and renewal leases to tenants of a similar credit quality to Tenant for space of similar quality and size as the Premises, taking into account all relevant factors, including without limitation, age, extent and quality of tenant improvements, leasing commissions, length of term, amenities of the Buildings and the Real Property, reasonable projections of Base Rent, Additional Rent and allowances or concessions that have been granted such as abatements, lease assumptions and leasehold improvement allowances.

(b)    Within thirty (30) days after Tenant’s exercise of each of the options to renew, Landlord shall notify Tenant in writing of the Renewal Rental Rate for that renewal period as determined by the above definition. Tenant shall have thirty (30) days from the receipt of Landlord’s notice to either accept or dispute Landlord’s determination of the Renewal Rental Rate. In the event that Tenant disputes Landlord’s determination, Tenant shall so notify Landlord and advise Landlord of Tenant’s determination of the Renewal Rental Rate for the option period as determined by the above definition. If Landlord and Tenant cannot agree upon the Renewal Rental Rate within thirty (30) days of Tenant’s original notice of its intent to exercise its Renewal Option, the following dispute resolution mechanisms shall be utilized:

The parties, within ten (10) days thereafter, shall each select an MAI-certified commercial real estate appraiser with a minimum of ten (10) years’ experience in the Memphis market (each party to pay the cost of the appraiser selected by it). Each appraiser, within thirty (30) days after selection, shall present to the other his or her determination of the Market Rental Rate. If the Market Rental Rates determined by each appraiser are within ten percent (10%) of each other, then the Renewal Rental Rate for the option period shall be equal to ninety-five (95%) of the average of the two (2) Market Rental Rates as determined by the parties’ appraisers. If the appraisers’ determinations are greater than ten percent (10%) apart, then the appraisers shall jointly select, within ten (10) days thereafter, a third MAI-certified commercial real estate appraiser with a minimum of ten (10) years’ experience in the Memphis market, with the cost of the third appraiser to be divided equally between Landlord and Tenant. Within thirty (30) days after appointment, the third appraiser shall announce his or her determination of the Market Rental Rate. The Renewal Rental Rate shall be equal to ninety-five (95%) of the average of the Market Rental Rate determined by the two appraisers whose determinations are numerically closest to each other (disregarding the determination of the appraiser whose determination is further apart from either of the others). Notwithstanding the foregoing, in the event that the third appraiser’s determination is exactly in the middle of the first two appraisers’ determinations, then the Renewal Rental Rate shall be equal to ninety-five (95%) of the third appraiser’s determination of the Market Rental Rate.

(c)    Landlord and Tenant shall execute an amendment to this Lease within the earlier of (i) thirty (30) days after the determination of the Renewal Rental Rate or (ii) the Expiration Date, which amendment shall set forth the extended Term and all other terms and conditions applicable to the renewal period, and shall establish the Renewal Rental Rate as the annual Base Rent for the renewal period.

(d)    Except for the Renewal Rental Rate as set forth above, this Lease, and all of the terms and conditions hereof, shall remain in full force and effect throughout the entire renewal term(s).

Section 2.8. During the first three (3) years of the Term (the “Expansion Option Term”), Tenant shall have the exclusive option (the “Expansion Option”) to expand the Premises to include all or some portion (but not less than 15,000 Rentable Square Feet) of the second floor of Building 2 as designated by mutual agreement of Landlord and Tenant (the second floor of Building 2 containing approximately 30,315 Rentable Square Feet) (the “Expansion Area”) by providing Landlord written notice, given at any time prior to the expiration of the Expansion Option Term, of its intent to lease all or a portion of the Expansion Area. Tenant may exercise this Expansion Option multiple times during the Expansion Option Term. During the Expansion Option Term, Landlord will not lease the Expansion Area to any other prospective tenant; and, unless the Expansion Option is timely exercised, Tenant shall not have the right to occupy or use the Expansion Area during the Term. In the event the Expansion Option is exercised during the Expansion Option Term, all or a portion (but not less than 15,000 Rentable Square Feet) of the Expansion Area (as designated by mutual agreement of Landlord and Tenant) (the “Selected Expansion Space”) shall be leased by Landlord to Tenant (and shall become part of the Premises) pursuant to and in accordance with the following terms and conditions:

(a)The Base Rent payable for the Selected Expansion Space shall be calculated based upon the Base Rent Schedule for Selected Expansion Space attached hereto as Exhibit “L”.

(b)Landlord shall give Tenant an improvement allowance with regard to the Selected Expansion Space (the "Expansion Space Allowance") equal to a pro rata portion of $20.00 per RSF of the Selected Expansion Space (determined by taking the number of months remaining in the Term upon Tenant's exercise of the Expansion Option, dividing such number by 130 and then multiplying such number by $20.00). The payment of the Expansion Space Allowance shall be made pursuant to the applicable terms and conditions of the Work Letter Agreement.
(c)The term of the lease for the Selected Expansion Space shall coincide with the Term remaining under this Lease at the time of Tenant's exercise of the Expansion Option (including any time periods under a Renewal Option).

(d)At the end of the Expansion Option Term, if Tenant has not elected to lease 100% of the Expansion Area, then Tenant will remit to Landlord an amount equal to $500,000 (the “Expansion Option Termination Fee”). Furthermore, at that time, Landlord shall have the right for the remainder of the Term to elect to recapture a portion of the ground floor of Building 2 for the purposes of creating a second building entrance, vestibule and elevator lobby so that access to the second floor can be achieved for third party tenants (the “Second Entrance”). The exact location(s) and design of the Second Entrance shall be determined in the reasonable discretion of Landlord with Landlord involving Tenant and communicating with Tenant during the determination of said location and design of the Second Entrance; provided, however, that Landlord agrees not to permit any signage for such third party tenant(s) to be placed on the east façade of Building 2. All costs in connection with the creation of the Second Entrance shall be solely borne by Landlord, including, without limitation, any and all actual, documented out of pocket costs incurred by Tenant as a direct result of the creation and/or construction of the Second Entrance including, without limitation, reconfiguring of Tenant's existing floor plans in the Premises and/or movement of Tenant's fixtures, equipment or employees. All construction and related activities as to the Second Entrance shall be conducted by Landlord, and anyone acting by or through Landlord, in a good and workmanlike manner, shall be made to a standard consistent with the then existing design and classification of the Premises and shall be made with minimal disruption to Tenant and Tenant's business activities on the Premises and Common Area.

(e)Tenant’s Proportionate Share shall be increased proportionately according to the number of Rentable Square Feet in the Selected Expansion Space. It is agreed that Tenant’s exercise of its option to lease the entire Expansion Area would add an additional 25% to Tenant’s Proportionate Share (bringing that number up to 100%); likewise, Tenant’s leasing anything less than the entire Expansion Area would add a pro-rata amount to Tenant’s Proportionate Share.

Section 2.9 Tenant shall have the one (1) time right to terminate this Lease, which termination shall be effective May 31, 2021 (the “Lease Termination Option”), for a lump sum payment to Landlord on or prior to such date of:

(a)	$4,444,579 in consideration of the termination of the Lease with respect to the initial Premises (consisting of all of Building 1 and the first floor of Building 2); plus

(b)
in the event that Tenant has exercised any Expansion Option, the product of: RSF in Tenant’s Selected Expansion Space divided by the total Expansion Area RSF, multiplied by $1,566,414 (together with (a), the “Lease Termination Fee”).

In order to exercise the Lease Termination Option, Tenant must not be in default under this Lease (beyond and applicable cure periods under this Lease) and must deliver to Landlord written notice of its intent to exercise such option prior to September 1, 2020. If written notice is not received by Landlord prior to September 1, 2020, or if payment of the Lease Termination Fee is not delivered on or prior to May 31, 2021, then this Lease Termination Option shall be null and void.

ARTICLE III

REIMBURSABLE OPERATING EXPENSES AND TAXES

Section 3.1. For the purposes of this Article III, the following terms shall have the meanings set forth below:

(a)    “Reimbursable Operating Expenses” shall mean the aggregate of all actual costs, expenses and disbursements paid by Tenant with respect to the following: (i) casualty insurance required to be provided by Tenant under this Lease; (ii) operation and repair of Building Systems including repair and maintenance of Major Mechanicals; (iii) pest control, guard, watchman or other security personnel service (excluding the Security System), fire extinguishers, the costs of operation, cleaning, repair, and maintenance of the existing power generators used to power the Buildings’ life safety equipment, but specifically excluding Tenant’s Generators; (iv)  exterior and interior landscaping, irrigation, lighting and tree care; (v) waste removal; and (vi) gas, electricity, oil, steam, water, sewer and other utilities furnished to the Buildings, and utility taxes, less the Adjacent Property Utility Payment. Notwithstanding the foregoing, Reimbursable Operating Expenses shall not include (a) any repair and maintenance of any elevators or (b) any Excluded Operating Expenses.

(b)    “Reimbursable Taxes” shall mean all real estate taxes or payments in lieu of taxes, and any general or special assessments (exclusive of penalties and interest thereon) (i) during the term of any PILOT Documents (hereinafter defined), based upon and calculated specifically for the portion of the Real Property not leased to Tenant, or (ii) after the term of any PILOT Documents, allocable to the percentage of the total RSF of the Buildings not leased to Tenant, either of which are paid by Tenant; provided that if, because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any profit, sales, use, occupancy, gross receipts or rental tax), is imposed upon Landlord, Tenant or the owner of all or any portion the Real Property, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Reimbursable Taxes or for an increase in any of the foregoing Reimbursable Taxes, such other tax or assessment shall be deemed part of Reimbursable Taxes to the extent (i) paid by Tenant and (ii) allocable to that portion of the Real Property not occupied by Tenant, or, as applicable, allocable to the percentage of the total RSF of the Buildings not leased to Tenant.

Section 3.2. Tenant shall be solely responsible for the payment of all Taxes accruing during the Term, and such obligation shall survive the expiration or earlier termination of this Lease.

(a)    Landlord shall reimburse Tenant all Reimbursable Taxes accruing on or after January 1, 2017 for such Tax Year and for each successive Tax Year during the Term (“Landlord’s Tax Payment”). Landlord’s Tax Payment shall be payable by Landlord to Tenant within ten (10) days after receipt of a Tenant’s Tax Statement, which shall be delivered to Landlord within sixty (60) days following any such applicable Tax Year (or, for purposes of the final Landlord’s Tax Payment, on or after the first day of the year following the expiration or earlier termination of the Term.

(b)    (i)    Tenant, in its discretion, shall exclusively be eligible to institute tax reduction or other proceedings to reduce Taxes during the period a Tax bill is received until no later than thirty (30) days prior to the date such appeal must be filed (each a “Tenant Appeal Period”). If, after a Tenant’s Tax Statement has been sent to Landlord, a refund of Taxes is actually received by or on behalf of Tenant or Landlord, then, promptly after receipt of such refund, Landlord’s Tax Payment shall be adjusted appropriately (taking into account Tenant’s expenses therefor).

(ii)    In the event Tenant does not contest any increase in ad valorem Taxes applicable to the Real Property during any Tenant Appeal Period, Tenant shall promptly notify Landlord of such decision on or prior to the expiration of such Tenant Appeal Period so that Landlord shall have the right to contest any such increase. Regardless of which party initiates an appeal, the appealing party shall keep the other party informed of the steps being taken. Each party agrees to fully cooperate with the other in prosecuting any appeal. During the pendency of any such contest, both Landlord and Tenant shall take all actions required to prevent the execution/enforcement by the taxing authorities of any rights against Landlord, Tenant and/or the Real Property. If, after a Tenant’s Tax Statement has been sent to Landlord, a refund of Taxes is actually received as a result of a contest made by Landlord, then, promptly after receipt of such refund, Landlord’s Tax Payment shall be adjusted appropriately. All actual, documented out of pocket costs incurred by either party in connection with an appeal shall be prorated between Tenant and Landlord based on Tenant’s Proporationate Share and Landlord’s Proportionate Share at the time such costs and expenses are incurred.

(iii)    Landlord will cooperate with Tenant in seeking to obtain a property tax reduction/partial abatement with respect to all or a portion of the Real Property and other incentives (collectively, the “PILOT Incentives”) under the Payment-In-Lieu Of Taxes (“PILOT”) program of The Economic Development Growth Engine Industrial Development Board of the City of Memphis and County of Shelby, Tennessee (the “EDGE Board”). Landlord agrees to provide Tenant and the EDGE Board such information concerning Landlord and the Real Property as may be reasonably required by Tenant or the EDGE Board in connection with the PILOT application. Landlord and Tenant understand that the PILOT program will require (i) that Landlord convey the Real Property (including the Premises) to the EDGE Board, (ii) that the EDGE Board lease the same back to Landlord pursuant to a Real Property Lease Agreement (the “Base Lease”), and (iii) that Landlord and Tenant enter into other related PILOT Incentives documents as required by the EDGE Board or its counsel (together with the Base Lease, the "PILOT Documents"). Landlord agrees to cooperate with the Tenant's documentation of the PILOT (including any documentation and actions necessary during and throughout the term of the PILOT Documents); provided, however, that Landlord shall have the right to review and negotiate all PILOT Documents in its reasonable discretion. Landlord acknowledges that only Tenant shall enjoy any ad valorem tax reductions and abatements applicable to the Premises and Real Property as a result of Tenant’s PILOT and that no portion of the Real Property unoccupied by Tenant shall receive tax abatements under Tenant’s PILOT. All costs associated with the PILOT application and placing the Real Property into the PILOT program shall be paid by Tenant as incurred. Furthermore, Tenant shall reimburse Landlord (or directly pay) for any and all actual, documented costs and expenses that it incurs in connection therewith, including without limitation Landlord’s reasonable legal fees and the costs of obtaining a leasehold policy of title insurance in the name of Landlord (and, if applicable, an updated or endorsed Mortgagee loan policy), including all endorsements reasonably required by Landlord. All benefits accruing from the placing the Real Property into the PILOT program with respect to the Premises will inure to Tenant’s benefit. Tenant shall, upon request of the EDGE Board or Landlord, give its consent to (x) any mortgage financing which Landlord seeks to place against the Real Property; (y) any sale and assignment by Landlord of its leasehold interest and option to purchase as contained in the PILOT Documents; and (z) any easements over or across portions of the Real Property for utilities and/or ingress and egress provided such easements do not unreasonably interfere with Tenant’s operations at the Premises. Any such consents shall be given in writing within ten (10) business days following receipt by Tenant of such request. Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, cost or damages, including reasonable attorneys’ fees and court costs, arising out of failure of Tenant to timely deliver any such requested consent. Upon conveyance of the Real Property by Landlord to the EDGE Board, Tenant shall, to the extent provided in subparagraph (A) below, assume all of the obligations of Landlord in its capacity as lessee under the terms of the PILOT Documents with respect to the Real Property (other than those obligations that are expressly imposed upon Landlord under the terms and provisions of this Lease), and shall agree to indemnify, defend and hold Landlord harmless from and against any and all liabilities, expenses, claims, charges or losses which may arise from the negotiation, execution and implementation of the PILOT Documents and its operation except as to Landlord's negligence or willful acts or omissions. All of the obligations of the Landlord with respect to the PILOT Incentives, the PILOT, and the PILOT Documents, contained anywhere in this Lease shall be binding upon Landlord, and their respective heirs, personal representatives, successors and assigns.

In the event the PILOT transaction is completed, the following provisions shall become part of this Lease:

(A)    Pursuant to the foregoing provisions, Tenant shall assume all of the obligations of Landlord applicable to the Real Property subject to the PILOT Documents in its capacity as a lessee under the terms of the PILOT Documents (other than those obligations that are expressly imposed upon Landlord under the terms and provisions of this Lease), including without limitation the payment as and when due of (I) all Basic Rent and Additional Rent (including the PILOT payments) (each as defined in the PILOT Documents) and other charges which shall be due with respect to the Real Property subjected to the PILOT Documents, (II) all costs and expenses to exercise the Purchase Option (as defined in the PILOT Documents (including the option price of $1,000.00, recording expenses and attorneys’ fees), and (III) all indemnification and reimbursement due from Landlord to the EDGE Board under the PILOT Documents, except to the extent the same are attributable to the acts or omissions of Landlord. Such assumed obligations by Tenant shall be subject to the following provisions:

1.    Such assumed obligations shall not abate unless (and only to the extent that) an abatement is expressly provided under the terms of the PILOT Documents.

2.    Tenant shall at all times throughout the term of the PILOT Documents cause the Real Property and/or the Premises to constitute a “Project” within the meaning of Section 7-53-101 of the Tennessee Code Annotated.

(B)    Landlord shall at all times be responsible and fully liable for any and all claims, damages, expenses, liability and demands suffered by Tenant resulting from Landlord's negligence, intentional misconduct or failure to perform any of the lessee's obligations under the PILOT Documents that are expressly imposed upon Landlord under the terms and provisions of this Lease, including, but not limited to, Landlord’s obligation to execute such documents (with such reasonable assurances and indemnities from Tenant as Landlord may reasonably require), respond to notice or notify Tenant, or take such other ministerial acts as may be required under the PILOT Documents, all at Tenant’s cost and expense. Landlord shall take no action intended to terminate or void the PILOT Documents unless Tenant has so requested or is in default (with any applicable cure period having expired) under any material term or provision of this Lease, and Landlord shall not be liable for any damages which may be suffered by Tenant unless the same are suffered as a direct and proximate result of the gross negligence or willful misconduct of Landlord. Notwithstanding the above, Landlord shall have no liability for the Landlord's obligations under the PILOT Documents that are specifically assumed by the Tenant under this Lease.

(C)    Tenant shall undertake full responsibility to monitor the termination date of the PILOT Documents and shall take all necessary steps to exercise, on behalf of Landlord, the option to repurchase the Real Property as provided in the PILOT Documents, at its termination. Tenant shall give notice to Landlord in a timely fashion to allow Landlord to take necessary steps to join with Tenant in the exercise of the option, and Tenant shall indemnify Landlord against any loss which may arise as a result of the failure of Tenant to initiate actions to exercise the PILOT Documents purchase option.

(D)    Within ten (10) days after the receipt of any real property tax and/or payment in lieu of tax bills from either the Shelby County Trustee or the City of Memphis Treasurer, the Landlord shall provide a copy of such bills to the Tenant.

(c)    Tenant shall pay to Landlord within thirty (30) days after demand as Additional Rent any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

(d)    In the event that Landlord receives notice of an assessment change or reassessment of the Real Property, Landlord shall promptly send notice to Tenant pursuant to the notice provisions of this Lease.

(e)    If the Commencement Date or the Expiration Date occurs on a date other than January 1 or December 31, respectively, Landlord’s Tax Payment under this Article III for the Tax Year in which such Commencement Date or Expiration Date occurs shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, bears to the total number of days in such Tax Year. If the Commencement Date or the Expiration Date occurs on a date other than January 1 or December 31, respectively, any Landlord’s Operating Payment under this Article III for the Operating Year in which such Commencement Date or Expiration Date occurs shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, bears to the total number of days in such Operating Year. In the event of a termination of this Lease, any Landlord’s Tax Payment and Landlord’s Operating Payment under this Article III shall be paid or adjusted within thirty (30) days after submission of a Tenant’s Statement. The rights and obligations of Landlord and Tenant under the provisions of Article III with respect to any Landlord’s Tax Payment shall survive the expiration or termination of this Lease.

Section 3.3. (a)    Landlord shall reimburse Tenant a portion of Reimbursable Operating Expenses accruing on or after January 1, 2017 for such Operating Year and for each successive Operating Year during the Term in an amount (“Landlord’s Operating Payment”) equal to Landlord’s Proportionate Share of the Reimbursable Operating Expenses. Landlord’s Operating Payment shall be payable by Landlord to Tenant within ten (10) days after receipt of a Tenant’s Operating Statement, which shall be delivered to Landlord within sixty (60) days following any such applicable Operating Year pursuant to Section 3.3(c).

(b)     Following each Operating Year, Landlord shall deliver to Tenant an Adjacent Property Utility Payment within ten (10) days after receipt of a Building 1 Utility Statement.

(c)    Within sixty (60) days following the end of each applicable Operating Year, Tenant shall furnish to Landlord a Tenant’s Operating Statement for such Operating Year. Each such year-end Tenant’s Operating Statement shall be accompanied by a computation of Reimbursable Operating Expenses prepared by a qualified professional employee or agent of Tenant from which Tenant shall make, in reasonably sufficient itemized detail, the computation of Landlord’s Proportionate Share of the Reimbursable Operating Expenses due.

(d)    Tenant shall pay to the appropriate taxing authority, as and when due, any and all taxes due with respect to Tenant’s personal property in the Premises.

Section 3.4. Tenant’s failure to timely render any Tenant’s Statement with respect to any Tax Year or Operating Year shall not prejudice its right thereafter to render a Tenant’s Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year, as the case may be.

Section 3.5. Any Tenant’s Statement sent to Landlord shall be conclusively binding upon Landlord unless, within ninety (90) days after such Tenant’s Statement is sent, Landlord shall send a written notice to Tenant objecting to such Tenant’s Statement and specifying, to the extent reasonably practicable, the respects in which such Tenant’s Statement is disputed. If Landlord shall send such notice with respect to a Tenant’s Statement, Landlord may select and pay an independent certified public accountant or a member of an independent firm which is engaged in the business of auditing lease escalation clauses (an “Approved Examiner”) provided that such Approved Examiner is not and has not during the Term been affiliated with, a shareholder in, an officer, director, partner, or employee of, Landlord, and such Approved Examiner may, during normal Operating Hours and upon reasonable advance written notice to Tenant, examine Tenant’s books and records relating to the Reimbursable Operating Expenses and Reimbursable Taxes to determine the accuracy of Tenant’s Statement. Landlord recognizes the confidential nature of Tenant’s books and records, and agrees that any information obtained by an Approved Examiner during any examination shall be maintained in strict confidence by such Approved Examiner, without revealing same to any Person except Landlord and/or those advisors of Landlord who also agree to keep such information confidential. If, after such examination, such Approved Examiner shall dispute such Tenant’s Statement, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants, selected by Tenant (provided that such independent firm is not and has not during the Term been affiliated with, a shareholder in, an officer, director, partner, or employee of, Tenant), and approved by Landlord, which approval shall not be unreasonably withheld or delayed, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in resolving such dispute shall be borne by Landlord, unless the final determination is that Tenant’s Statement overstated Reimbursable Operating Expenses and/or Reimbursable Taxes by more than five percent (5%), in which case Tenant shall pay the reasonable fees and expenses involved in resolving the dispute including, without limitation, the costs and expenses of Landlord's Approved Examiner and of the independent firm of certified public accountants selected by Tenant. Notwithstanding the giving of such notice by Landlord, and pending the resolution of any such dispute, Landlord shall pay to Tenant when due the amount shown on any such Tenant’s Statement, as provided in this Article III. Landlord shall pay the amount of any underpayment to Tenant and Tenant shall refund the amount of any overpayment to Landlord, within thirty (30) days after resolution of such dispute.

Section 3.6. Landlord shall be responsible for (a) the maintenance, repair and replacement of the front gate and access driveway located on the Access Parcel (as defined hereinafter) which are both located on the Adjacent Property and (b) the entrance landscaping, irrigation, lighting, seasonal decorations and tree care, each situated on and around the access drive located on the Adjacent Property to the same standard and care as required of Tenant (as to other items) under Section 6.1 hereunder. Following each Operating Year, Landlord shall deliver to Tenant a statement containing a summary of the costs and expenses incurred by Landlord in connection therewith within thirty (30) days following each Operating Year; and fifty percent (50%) of such costs and expenses shall be payable by Tenant to Landlord within ten (10) days after receipt of such statement.

Section 3.7 Landlord shall allow Tenant (and cooperate with Tenant) to place all necessary items for the care, use and maintenance of the Premises and Real Property in Tenant's name and under Tenant's control pursuant to the terms of this Lease, including, without limitation, Tenant placing the utilities servicing the Premises and Real Property in Tenant's name. In addition, Landlord will reasonably cooperate with Tenant with respect to Tenant's participation in any utility or other incentive program related to the Premises and/or Real Property, including, without limitation, any grant or utility cost discount programs offered by Memphis Light Gas and Water and/or the Tennessee Valley Authority (the "Utility Discount Programs").

ARTICLE IV

USE AND OCCUPANCY

Section 4.1. Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord, which may be withheld or conditioned in Landlord’s sole, but reasonable, discretion. Tenant and Tenant’s use of the Premises shall comply in all respects with the Restrictive Covenants; however, the Landlord shall not take any action during the Term of this Lease to effect any change to the Restrictive Covenants without prior written notice to Tenant, and such change shall not materially interfere with Tenant’s use and occupancy of the Premises; and Tenant shall indemnify Landlord against any loss, cost or damage (including costs of defense and reasonable attorneys’ fees) arising as a result of the failure of the Tenant or Tenant’s use of the Premises to so comply. The Permitted Use hereunder shall also include the following uses and activities:

(i)
Perform simulated use testing of “Products” (e.g. medical devices, medical products, medical implants, biologic implants, biologic products, and related or similar products) and materials to determine the physical, chemical and mechanical properties of samples. Product samples for such simulated-use testing may be fabricated or assembled in the lab. Lab tests conducted on-site may include the use of mechanical test machines for fatigue testing, tensile testing, and similar tests. During these tests, Products are mechanically broken, damaged and/or crushed in these machines. Mechanical testing may also include use of slaughterhouse products (including, among other things, pork shoulder and bovine femur) and human cadaver tissues in simulated use scenarios.

(ii) The simulated product testing requires the use of hydraulic oil, including the disposal of used oil.
(iii) Perform metallography and material analysis of Products received from suppliers and other specimen parts. Perform specimen preparation of product parts, including metal, ceramic and polymer materials, for laboratory usage. These procedures will include grinding, wet polishing and etching metal parts. These procedures may also include the use of hydrofluoric acid, nitric acid and hydrochloric acid. A byproduct of these tests is particulate that will enter into the drainage system.
(iv) Perform benchtop tests, such as FTIR (Fourier transform infrared spectroscopy), x-ray diffraction (State of Tennessee certified radiation), DSC (differential scanning calorimetry), light microscopy, dissolution, set-time, curing temperature, particle size, surface area and scanning electron microscopy to analyze sample materials using, among other techniques, image analysis and chemical identification. Liquid nitrogen and carbon tetrachloride are used in some of these analyses.
(v) Perform testing on joint replacement Products to analyze the friction, lubrication and wear of the joints. To simulate human bodily fluids, the tests are performed using a bovine serum. The chemical sodium azide is used as a preservative in these tests.
(vi) Perform general cell culture. Materials used in the cell culture process include, among other things, bovine serum, osteosarcoma cells, rat marrow cells, antibiotics, human stem cells, mouse derived fibroblasts (cells of connective tissue), carbon dioxide, buffer solutions, culture media, protolytic enzyme inhibitors and DMSO (dimethyl sulfoxide).
(vii) Perform analysis of Products that are retrieved from the field after active usage. This will include preparation such as cutting, and any variety of the various tests and procedures discussed above. In order to perform the analysis, the product retrieved from the field may be delivered to the facility along with human bone and tissue. Permanent (e.g. metal or polymer) implant specimens received by the facility will be sterilized before delivery. Biological implant specimens are typically received non-sterile and fixed in formalin.
(viii) Perform analysis for the FDA, product release and quality control. This will include any variety of the various tests and procedures discussed above.
(ix) Perform analysis on competitive Products. This will include any variety of the various tests and procedures discussed above.
(x) Utilize and store the following gases in compressed states (i) nitrogen, (ii) argon, (iii) oxygen, and (iv) carbon dioxide.
(xii) Perform product demonstrations and education for surgeons, sales representatives and new employees of Wright Medical Technology, Inc. with sawbones (synthetic material which mimics the human body) and human cadavers being utilized.
(xiii) Utilize rapid prototype development machines, or similar processes and/or procedures, to create various Products at the facility for research and analysis. The use of small scale saw mills and lathes will be used in the creation of parts and Products for research and in other non-saleable goods (i.e., test procedures only). Other materials used in product formulation activities may include, but are not limited to, calcium sulfate, calcium phosphate, polymer powders, glycolic acid, bone marrow aspirate, processed (non-fixed) human bone, porcine and bovine bone, tissue and tendon, and ethanol. No Products produced in the laboratory will be used for commercial sales purposes.
(xiv) Park mobile labs on the Land (in such areas designated in or agreed upon pursuant to Section 4.2) for use in product demonstration and education which may include any of the uses and activities described above (“Mobile Labs”).
(xv) And all other current and future procedures and processes related to the research and development of medical devices, medical products, medical implants, biologic implants, biologic products, and related or similar products.

Notwithstanding the foregoing, (a) Tenant’s use and occupancy of the Premises shall at all times be in compliance with the Requirements, including without limitation all rules and regulations of the FDA, and (b) the Premises shall not be used for any purpose that would violate the certificate of occupancy of the Buildings, create unreasonable or excessive elevator, parking or floor loads, or loud noises, excessive vibrations or offensive odors; materially impair or interfere with any of the Buildings’ operations; materially interfere with the use of the other areas of Building 2 by any other tenants; or materially impair the appearance of the Buildings.

Section 4.2. As long as Tenant continues to lease all of Building 1 and, at a minimum, the entire first floor of Building 2, Landlord shall keep and provide seventy-five percent (75%) of the existing parking spaces located upon the Real Property for Tenant’s use (or an incremental proportionate share of the total parking spaces located upon the Real Property if Tenant exercises the Expansion Option). Notwithstanding the foregoing or any other provision in this Lease, during the first three (3) years of the Term, Landlord shall keep and provide one hundred percent (100%) of the existing parking spaces located on the Real Property for Tenant's use. Such parking shall include the exclusive use of the two-story parking deck immediately west of Building 1, and shall also include surface parking in areas and parking within the garage beneath Building 2 designated from time to time by Landlord (subject to Tenant's Reserved Parking Spaces, as defined below). Parking within the garage beneath Building 2 as well as the surrounding surface parking spaces of Building 2 shall be allocated on a pro rata basis to be shared by Tenant with other tenant(s) of Building 2, if any. In no event shall Tenant be permitted to use any parking spaces located on the Adjacent Property. Tenant also may park and operate its Mobile Labs in the areas designated and as shown on Exhibit “I” attached hereto, or in other locations mutually agreeable to Landlord and Tenant. Further, Tenant may, in Tenant's reasonable discretion, and at Tenant's sole cost, reconfigure the surface parking area and/or the Premises to provide adequate space for the ingress, egress, and parking of the Mobile Labs; provided, however, that any loss of parking spaces in connection therewith shall be deducted from Tenant’s share of parking spaces hereunder in the event that there is another tenant(s) in Building 2. With respect to any and all parking spaces designated by Landlord for the use of the Tenant, the Tenant shall have guaranteed, exclusive use of such spaces during Operating Hours. If Landlord is unable to provide such use, the Tenant shall have the right, in addition to any other rights under this Lease or otherwise, at Landlord's expense, to tow any impediments, including, but not limited to vehicles and equipment. Landlord shall not allow any third-parties to use any of the parking spaces designated for use by Tenant hereunder for any reason during Operating Hours, unless approved in the sole discretion of the Tenant. With respect to all of the parking spaces specifically designated to the Tenant in the garage beneath Building 2, Tenant shall have guaranteed, exclusive use of such spaces at all times during the Term of this Lease. Tenant shall be allowed ten (10) reserved and marked parking spaces in the garage beneath Building 2 as shown on Exhibit “G” hereto for Tenant's exclusive use (the "Tenant's Reserved Parking Spaces") at all times, and the installation and maintenance of any signage indicating Tenant’s Reserved Parking Spaces shall be at Tenant’s sole discretion, cost and expense.

Notwithstanding anything in this Section 4.2 or the Lease to the contrary and in addition to Landlord's obligations under this Section 4.2, Tenant shall control all access and use of the parking lot, parking spaces (both surface spaces and spaces located within the two-story parking deck immediately west of Building 1 and the garage beneath Building 2), drives/road and Common Areas located on the Real Property; provided, however, that Tenant agrees to provide for and permit the reasonable use of such parking lot, parking spaces, drives/road and Common Areas located on the Real Property to other tenants of Building 2 (if any) with the use of parking spaces by other tenants of Building 2 based upon the percentage of the Buildings occupied by specific tenants of Building 2.

Section 4.3. The Real Property and Adjacent Property are encumbered by certain agreements related to the upkeep and maintenance of the Real Property, Adjacent Property and a portion of the Adjacent Property described in Exhibit “J” attached hereto (the “Access Parcel”) with such agreements being identified by name, date and Register’s Office recording number as follows: (i) Access Easement Agreement dated as of September 18, 2003 recorded at 03196359 in the Register Office (“Access Easement”), (ii) Utility and Drainage Easement Agreement dated as of September 18, 2003 recorded at 03196360 in the Register’s Office (“Utility Easement”) and (iii) Revocable License Agreement dated as of September 18, 2003 recorded at 03196361 in the Register’s Office (“License Agreement”) (the Access Easement, Utility Easement and License Agreement are collectively referred to as the “Shared Use Documents”).

In order to provide Tenant with suitable access from Cherry Road to the Real Property and the use of certain drainage and utility easements and license rights benefitting the Real Property, Landlord hereby grants Tenant the right to use and enjoy, during the Term of this Lease (including any renewal terms under the Renewal Option under Section 2.7 of this Lease or otherwise) and to the full extent allowed and exercisable by Landlord thereunder, all of Landlord's rights, easements, uses and licenses (including, without limitation, access, maintenance and self-help rights right thereunder) contained in the Shared Use Documents with such granting of rights under the Shared Use Documents being irrevocable by Landlord, its successor and/or assigns (or any party succeeding to Landlord's rights under this Lease in any manner) during the Term of this Lease (including any renewal terms under the Renewal Option under Section 2.7 of this Lease or otherwise). In addition, Landlord and Tenant agree that (i) the rights granted to Tenant and obligations of Landlord under this Section 4.3 shall be clearly referenced (including by Register's Office recording numbers) in the Memorandum of Lease to be recorded pursuant to Section 34.1 of this Lease and such Memorandum of Lease shall also include an identification of both the Real Property and Adjacent Property, (ii) the Shared Use Documents shall not be amended, modified, cancelled, revoked or otherwise altered in any way during the Term of this Lease (including any renewal terms under the Renewal Option under Section 2.7 of this Lease or otherwise) without the written consent of Tenant, (iii) Landlord shall, at all times during the Term of this Lease (including any renewal terms under the Renewal Option under Section 2.7 of this Lease or otherwise), fully comply with all obligations and requirements of the fee owner of the Real Property under the Shared Use Documents irrespective of whether Landlord retains fee ownership in the Real Property or if fee ownership is transferred to the Lessor (EDGE Board) and Landlord retains a leasehold interest in the Real Property, (iv) if Landlord fails to comply with its obligations under the Shared Use Documents, or is otherwise in default thereunder, Tenant shall, in addition to all other remedies available at law or in equity, have the right to perform such obligations or cure such default on behalf of Landlord and be reimbursed by Landlord upon demand for the actual costs thereof together with interest at the Base Rate, (v) Landlord shall exercise its rights under the Shared Use Documents in such a manner so as not to unreasonably interfere with, obstruct or delay the conduct and operations of the business of Tenant at any time conducted on the Real Property, including, without limitation, access to and from the Real Property and Premises (Tenant shall have a right of access over, under, in and across the Access Parcel with such right of access being non-exclusive and shall be for the purposes of passage by Tenant and its agents, contractors, employees, licensees and invitees to have egress, ingress and access over and across the Access Parcel and for any other rights contained in the Shared Use Documents) and (vi) both Landlord and Tenant agree that all actions taken under the Shared Use Documents shall be lawful and in conformance with all Requirements.

In the event of a violation or threat thereof of any of the provisions of this Section 4.3, Landlord agrees that such violation or threat thereof shall cause the Tenant to suffer irreparable harm and Tenant shall have no adequate remedy at law. As a result, in the event of a violation or threat thereof of any of the provisions of this Section 4.3, Tenant, in addition to all remedies available at law or otherwise under this Lease, shall be entitled to injunctive or other equitable relief to enjoin a violation or threat thereof of Section 4.3 of this Lease.

In the event that there is a conflict between any of the Shared Use Documents and this Lease, the terms of this Lease shall control.

ARTICLE V

INITIAL CONSTRUCTION AND ALTERATIONS

Section 5.1. Landlord and Tenant agree that the construction of Tenant’s Work, as defined in the Work Letter Agreement attached hereto as Exhibit “H” and incorporated herein (the “Work Letter Agreement”), shall be performed in accordance with the terms and conditions of the Work Letter Agreement. TENANT HEREBY ACCEPTS THE PREMISES “AS IS, WHERE IS,” AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE.

Section 5.2.  (a)    Except as otherwise set out in Section 5.2(f) hereof and except for the improvements, construction and alternations made by Tenant pursuant to the terms and conditions of the Work Letter Agreement, Tenant shall not make or permit to be made any Alterations without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Reference is made to Exhibit “F” hereto, which contains the “Tenant Design and Construction Standards” applicable to the Buildings, which is incorporated by reference in this Lease. Landlord reserves the right to make reasonable changes and additions thereto.

(b)    (1)     Prior to making any Alterations, Tenant shall (i) submit to Landlord two (2) sets of detailed plans and specifications (including layout, architectural, electrical, mechanical and structural drawings) that comply with all Requirements for each proposed Alteration, and Tenant shall not commence any such Alterations without first obtaining Landlord’s prior written approval of such plans and specifications; (ii), at Tenant’s expense, obtain all permits, approvals and certificates required by any Governmental Authorities; and (iii) furnish to Landlord duplicate original policies or certificates thereof of worker’s compensation insurance (covering all persons to be employed by Tenant and/or Tenant’s contractors and subcontractors in connection with such Alterations) and commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages) in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. Upon completion of such Alterations, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof, together with the “as built” plans and specifications for such Alterations. All Alterations shall be made and performed in accordance with the plans and specifications therefor as approved by Landlord, all Requirements, Restrictive Covenants and the Rules and Regulations. All materials and equipment to be incorporated in the Premises as a result of any Alterations shall be first quality and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. In addition, any such Alterations for which the cost of labor and materials (as estimated by Landlord’s architect, engineer or contractor) is in excess of Seventy-Five Thousand Dollars ($75,000.00), either individually or in the aggregate with any other Alterations constructed in any twelve (12) month period, shall be performed only under the supervision of a licensed architect reasonably satisfactory to Landlord.

(2)     Landlord reserves the right to disapprove any plans and specifications in whole or in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information; provided, however, that Landlord shall be reasonable in its exercise of these rights. In the event Landlord fails to respond to Tenant’s plans and specifications within five (5) Business Days of Landlord’s receipt thereof, Landlord shall be deemed to have approved Tenant’s plans and specifications. Tenant agrees that any reviews or approvals by Landlord of any plans and/or specifications with respect to any Alterations are solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the adequacy, correctness or sufficiency thereof or with respect to whether such plans and/or specifications meet or comply with any Requirements or Restrictive Covenants applicable thereto.

(c)    Alterations shall be performed at Tenant’s expense and at such times and in such manner as Landlord may from time to time reasonably designate, unless, at the time of the Alterations, Tenant is the only occupant of the Buildings, in which event, Tenant may control the times and manner (but always in accordance with all Requirements, Rules and Regulations, and Restrictive Covenants) to perform the Alterations. All Alterations shall become a part of the Buildings and shall be Landlord’s property from and after the installation thereof and may not be removed or changed without Landlord’s prior written consent. Notwithstanding the foregoing, however, Landlord, upon notice provided to the Tenant at or before the time of Landlord's approval of the plans as specified in Section 5.2(b)(1)(i) hereof, may require Tenant to remove any specified Alterations (other than Tenant’s Work as such is contemplated in the original Work Letter Agreement) and to repair and restore in a good and workmanlike manner to Building Standard Condition (reasonable wear and tear excepted) any damage to the Premises or the Buildings caused by such removal. All Tenant’s Property shall remain the property of Tenant and, unless Landlord and Tenant shall agree otherwise, on or before the Expiration Date, Tenant's Property shall, at Tenant’s cost, be removed from the Premises by Tenant, and Tenant shall repair and restore in a good and workmanlike manner to Building Standard Condition (reasonable wear and tear excepted) any damage to the Premises or the Buildings caused by such removal. The provisions of this Section 5.2(c) shall survive the expiration or earlier termination of this Lease.

(d)    All Alterations shall be performed, at Tenant’s sole cost and expense, by contractors, subcontractors or mechanics approved by Landlord in Landlord’s reasonable discretion.

(e)    (1)     Any mechanic’s lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be canceled or discharged, or a bond may be filed, by or for Tenant, at Tenant’s expense, within thirty (30) days after such lien shall be filed, by payment or filing of the bond required by law, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all costs, expenses, claims, losses or damages resulting therefrom by reason thereof.

(2)     If Tenant shall fail to discharge such mechanic’s lien [as stated in Section 5.2(e)(1) above] within the aforesaid period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such mechanic’s lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs and allowances.

(3)     Any amount paid by Landlord for any of the aforesaid charges and for all reasonable expenses of Landlord (including, but not limited to, reasonable attorneys’ fees and expenses) incurred in defending any such action, discharging said lien or in procuring the discharge of said lien, with interest on all such amounts at the Applicable Rate from the date of payment, shall be repaid by Tenant within thirty (30) days after written demand therefor, and all amounts so repayable, together with such interest, shall be considered Additional Rent.

(f)    Notwithstanding anything to the contrary set forth in this Article V, Tenant, without Landlord’s consent, is permitted to make Alterations to the Premises which relate only to the cosmetic appearance, nonstructural components, and/or non-load-bearing portions of the Premises (and which do not affect the structural and/or load-bearing elements of the Building), provided such Alterations do not exceed, in the aggregate, more than Two Hundred and Fifty Thousand Dollars ($250,000.00) during any twelve (12) month period during the Term.

Section 5.3. Any plans for Alterations shall be prepared at Tenant’s sole cost and expense, and Landlord shall not charge Tenant a fee or charge (regardless of the form) for Landlord’s (and/or Landlord’s agents’) review of any plans.

Section 5.4. Landlord, upon the request of Tenant, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alterations (provided that the provisions of the applicable Requirements shall require that Landlord join in such application or Landlord's joinder is otherwise required) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense or liability in connection therewith and shall be reimbursed by Tenant for any and all reasonable expenses incurred by Landlord in connection therewith (including reasonable attorneys’ fees and disbursements).

Section 5.5. Upon Landlord's written request, Tenant shall furnish to Landlord copies of records of all Alterations and of the cost thereof within sixty (60) days after the completion of such Alterations.

Section 5.6. During the course of any Alterations and any construction by Tenant or Landlord, whether on the Land or on any real property adjacent to the Land, Landlord and Tenant shall cooperate with each other, and shall cause their contractors and subcontractors to cooperate, so as to minimize interruption and interference with each other’s construction activities.

Section 5.7 Tenant shall have the right to install additional generators ("Tenant's Generators") in the areas on the Real Property as shown in Exhibit M hereto and in other locations designated by Tenant with such other locations being subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant's Generators shall at all times be the property of the Tenant and may be removed by the Tenant at any time in Tenant's sole discretion; provided, however, that such removal shall be done in a workmanlike manner and shall not materially disturb the Building Systems, the Real Property the Adjacent Property or any other tenant(s) of Building 2.

Section 5.8 Subject to Landlord consent, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right to cause any number of mobile telephone companies to install equipment and/or wiring necessary for the use and functionality of mobile phones and other electronic devices and/or equipment as required by Tenant throughout the Premises.

Section 5.9. Reserved.

Section 5.10. To the extent such warranties are still in effect and valid and to the extent such transfers and/or assignments are permissible, Tenant hereby transfers and assigns to Landlord (without any representation as to validity of the underlying warranties or the ability to transfer or assign the same) (i) any and all of its rights in all warranties given by Tenant’s contractors and subcontractors in connection with the Work Letter Agreement effective as of the end of the Term and (ii) any such warranties given in connection with any other Alterations in the future effective as of the end of the Term.

Section 5.11. Notwithstanding anything in this Lease to the contrary, Tenant may, at all times, make, without any Landord consent or approval, all alterations, improvements, repairs, replacements, upgrades and similar activities to the Security System as deemed necessary or desirable by Tenant located anywhere on or within the Premises and the Real Property.

ARTICLE VI

REPAIRS

Section 6.1. Tenant covenants to use due care in its use and occupancy of the Premises. At Tenant’s sole cost and expense, Tenant shall maintain the Buildings in a Class A manner and shall operate, maintain and make all necessary repairs and replacements (both structural and non-structural) to the Real Property, including without limitation to the Buildings, Building Systems, Non-Standard Building Installations, Premises and the Common Area, both exterior and interior, in conformance with standards applicable to Class A office buildings in Memphis, Tennessee, except for those repairs or replacements which are necessary as a result of the negligent or willful acts or omissions of Landlord or for which Landlord is responsible pursuant to any other provision of this Lease, including without limitation Section 6.3. All maintenance and repairs and replacements shall be performed by Tenant in a manner and with materials and design of first class and quality consistent with first-class office buildings in Memphis, Tennessee, and shall be made in accordance with the provisions of Article V, and Tenant shall use its commercially reasonable efforts to minimize interference with any other tenant’s use and occupancy of their premises in making any and all necessary or reasonable repairs, alterations, additions, improvements or replacements hereunder. If Tenant shall fail, after thirty (30) days’ notice (or such shorter period as may be required because of an emergency), to proceed with due diligence to make any repairs or replacements required to be made hereunder, the same may be made by Landlord, at the expense of Tenant, and the actual, documented expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be paid to Landlord, as Additional Rent, within thirty (30) days after rendition of a bill or statement therefor. For the avoidance of doubt, Tenant’s obligations hereunder shall apply to the entirety of the Real Property, regardless of whether or not there may be other tenants occupying portions of Building 2; provided, however, that Landlord shall always be responsible for payment of any reimburseable expenses or charges due to Tenant by Landlord under Article III of this Lease or otherwise based upon Landlord's Proportionate Share and Tenant shall not look to other occupants of the Buildings or Real Property for any such payments (it being understood that Landlord is primarily liable for all such amounts).

Notwithstanding anything in this Section 6.1 to the contrary, in the event that there is another tenant or tenants occupying portions of Building 2, Tenant shall not be responsible for any repair and maintenance obligations, and Landlord shall be responsible for the entire maintenance, management and cost thereof, in connection with the following items with respect to such other tenant(s) space: (1) housekeeping; (2) IT systems; (3) plumbing and plumbing fixtures; (4) lighting and electrical; (5) VAV boxes and filters; (6) interior finishes; and (7) any elevator servicing the Second Entrance (collectively, “Excluded Operating Expenses”). Notwithstanding anything in this Lease to the contrary, Landlord and its agents shall have the right to access the Real Property for the purposes of repair and maintenance of items comprising Excluded Operating Expenses in connection with such other tenant(s)’ space.

Section 6.2. Tenant shall not locate or move any safe, heavy machinery or heavy equipment into or out of the Buildings (except to the extent required by Tenant's Work under the Work Letter Agreement or an Alteration under this Lease) without Landlord’s prior consent and supervision, which consent and supervision shall not be unreasonably with-held, conditioned or delayed. All work in connection therewith shall be done at Tenant’s cost and shall comply with the Requirements, and shall be done during such hours as Landlord may reasonable designate. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance.

Section 6.3. (a) Landlord shall only be responsible for the maintenance, repair and replacement of the roofs of the Buildings at such time as recommended by a qualified roofing contractor with Landlord using commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises and Real Property in making any and all such necessary or reasonable repairs or replacements.

(b) Notwithstanding Section 6.3(a) or any other provision of this Lease, Landlord agrees to reimburse Tenant for any Major Mechanical Replacement to the extent that the costs and expenses for parts and labor in connection with any single such replacement occurrence exceeds $50,000 (a "Major Mechanical Reimbursement Event"), and only for those costs and expenses in excess of $50,000. Such reimbursement obligations of Landlord shall be on the following terms:

(i) Landlord shall not be obligated to reimburse Tenant for maintenance costs and expenses made by Tenant in the ordinary course of operating any Major Mechanical;

(ii) There are no limits to the number of Major Mechanical Reimbursement Events that may occur during the Term of this Lease or during any other time period under this Lease (for example, per year);

(iii) There is no monetary cap or cumulative maximum amount to be paid under this Lease by Landlord for any and all Major Mechanical Reimbursement Events;

(iv) The need for repairs and/or replacements to any Major Mechanical shall be determined by Tenant in its discretion as operator of the Major Mechanicals; provided, however, that replacement of a Major Mechanical will be considered a “Major Mechanical Replacement” only if the conditions in the definition of “Major Mechanical Replacement” are satisfied in all respects;

(v) Within fifteen (15) days following the completion of a Major Mechanical Replacement, Tenant will invoice Landlord for the amount payable by Landlord, and Landlord will pay such amount in full within fifteen (15) days after receipt. If Landlord fails to pay such amount to Tenant within such fifteen (15) day period, then Tenant may set off such amounts against any payments due to Landlord from Tenant under this Lease, including, without limitation, Rental, and Tenant may continue such set off until the full amounts owed to Tenant by Landlord for unpaid Major Mechanical Replacements have been paid in full. The set off rights in this Section 6.3(b)(v) are specially agreed to between Landlord and Tenant notwithstanding any other provision in this Lease to the contrary; and

(vi) Landlord acknowledges and agrees that Tenant's acceptance of the Premises in an "as is, where is" state does not negate Landlord's obligations of reimbursement under this Section 6.3(b), and Landlord's obligation for reimbursement under this Section 6.3(b) applies at all times during the Term of this Lease (including any renewal terms under Section 2.7 hereunder) to all Major Mechanicals regardless of their condition upon the Commencement Date of this Lease.

Section 6.4. Without abatement or diminution in Rental, Landlord reserves and shall have the following additional rights (but not obligations):

(a)As to any portion of Building 2 not occupied by Tenant and commencing upon the 3rd year of the Term hereunder, to erect, use and maintain pipes and conduits in and through Building 2 and/or the Land as necessary or desirable for the operation thereof; provided that all such conduits and pipes shall be located behind then-existing walls, under floors or above suspended ceilings and shall not interfere with the use and operation of the Premises, or any equipment or facilities located therein; and

(b)To take any and all reasonable measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Buildings, as may be necessary or desirable for the safety, protection or preservation of the Premises or the Buildings.

ARTICLE VII

[RESERVED]

ARTICLE VIII

REQUIREMENTS OF LAW

Section 8.1. Tenant shall not do, and shall not permit Persons Within Tenant’s Control to do, any act or thing in or upon the Premises or the Buildings which will invalidate or be in conflict with the certificate of occupancy for the Premises or the Buildings or violate any Requirements or Restrictive Covenants. Tenant shall, at Tenant’s sole cost and expense, take all action, including making any required Alterations necessary to comply with all Requirements (including, but not limited to, applicable terms of the ADA) which shall impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with, the Premises, Tenant’s occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a “place of public accommodation” under the ADA) or any installations by Tenant in the Premises, or required by reason of a breach of any of Tenant’s covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof; provided, however, that Landlord shall be responsible for complying with such Requirement or Restrictive Covenant and for the cost of such compliance if and to the extent that non-compliance arose because of the acts or omissions of Landlord.

Section 8.2. Tenant covenants and agrees that Tenant shall, at Tenant’s sole cost and expense, comply at all times with all Requirements governing the use, generation, storage, treatment and/or disposal of any Hazardous Materials (as defined below), the presence of which results from or in connection with the act or omission of Tenant or Persons Within Tenant’s Control or the breach of this Lease by Tenant or Persons Within Tenant’s Control. The term “Hazardous Materials” shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as “hazardous substances” or “toxic substances” or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. 6010, et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended 15 U.S.C. 2601, et seq., any “toxic pollutant” under the Clean Water Act, 33 U.S.C. 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. 7401 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. 1802, et seq., and any hazardous or toxic substances or pollutant regulated as such under any other Requirements. Tenant shall indemnify, defend and hold harmless all Landlord Indemnitees from and against any loss, cost, damage, liability or expense (including reasonable attorneys’ fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required of any Landlord Indemnitees or Tenant Indemnities by any Governmental Authority by reason of the presence in or about the Building or the Premises of any Hazardous Materials, as a result of or in connection with the act or omission of Tenant or Persons Within Tenant’s Control or the breach of this Lease by Tenant or Persons Within Tenant’s Control. Landlord shall indemnify, defend and hold harmless all Tenant Indemnitees from and against any loss, cost, damage, liability or expense (including reasonable attorneys’ fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required of any Landlord Indemnitees or Tenant Indemnities by any Governmental Authority by reason of the presence in or about the Building or the Premises of any Hazardous Materials, as a result of or in connection with the act or omission of Landlord or Persons Within Landlord's Control or the breach of this Lease by Landlord or Persons Within Landlord's Control. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease.

Section 8.3. If Tenant shall receive notice of any violation of, or defaults under, any Requirements, liens or other encumbrances applicable to the Premises, Tenant shall give prompt notice thereof to Landlord.

Section 8.4. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business and if the failure to secure such license or permit would materially and negatively affect Landlord or the Buildings, then Tenant, at Tenant’s expense, shall promptly procure and thereafter maintain, submit for the reasonable inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.

Section 8.5. Tenant, at Tenant’s sole cost and expense and after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises provided that: (a) neither Landlord nor any Landlord Indemnitees shall be subject to criminal penalties, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Buildings be suspended, by reason of noncompliance or by reason of such contest; (b) before the commencement of such contest, if Landlord or any Landlord Indemnitees may be subject to any civil fines or penalties or if Landlord may be liable to any independent third party as a result of such noncompliance, then Tenant shall furnish to Landlord either (i) a bond of a surety company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount at least equal to Landlord's reasonable estimate of the sum of (A) the cost of such compliance, (B) the penalties or fines that may accrue by reason of such noncompliance (as reasonably estimated by Landlord) and (C) the amount of such liability to independent third parties, and shall indemnify Landlord (and any Landlord Indemnitees) against the cost of such compliance and liability resulting from or incurred in connection with such contest or noncompliance; or (ii) other security reasonably satisfactory to Landlord; (c) such noncompliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage, or if such Mortgage conditions such noncompliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings.

ARTICLE IX

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

Section 9.1. This Lease shall be subject and subordinate to each Mortgage placed upon the Real Property and any portion thereof by Landlord, whether made prior to or after the execution of this Lease, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions there-for, and advances made thereunder. This clause shall be self-operative and no further agreement of subordination shall be required to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall promptly execute and deliver, at its own cost and expense, a document, in recordable and reasonable form if requested, that Landlord, any Lessor or any Mortgagee may reasonably request to evidence such subordination. Tenant shall not do anything, or permit anything under its reasonable control that would constitute a default under any Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder. Notwithstanding the foregoing, before any foreclosure sale under a Mortgage, the Mortgagee shall have the right to subordinate the Mortgage to this Lease, and, in the event of a foreclosure, this Lease may continue in full force and effect and Tenant shall attorn to and recognize as its landlord the purchaser of Landlord's interest under this Lease. Tenant shall, upon the request of a Mortgagee or purchaser at foreclosure, execute, acknowledge and deliver an instrument in reasonable form that has for its purpose and effect of the subordination of the lien of any Mortgage to this Lease or Tenant's attornment to such purchaser.

Section 9.2. If, at any time prior to the expiration of the Term, any Mortgagee comes into possession of the Real Property or any portion thereof by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Real Property or any portion thereof, or of any Mortgagee in possession of the Real Property or any portion thereof, to attorn, from time to time, to any such owner or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then-executory terms and conditions of this Lease (except as provided below), for the remainder of the Term, provided that such owner or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, is then entitled to possession of the Premises. Any such attornment shall be made upon the condition that no such owner or Mortgagee shall be:

1.    liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord); or

2.    subject to any defense or offsets (except as set forth in this Lease and/or the Work Letter Agreement) which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord); or

3.    bound by any payment of Rental which Tenant might have paid for more than the current month to any prior landlord (including, without limitation, the then defaulting landlord); or

4.    bound by any obligation to perform any work or to make improvements to the Premises except for (i) repairs and maintenance pursuant to the provisions of Article VI, (ii) repairs to the

Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article XII, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such owner or Mortgagee and (iii) repairs to the Premises as a result of a partial condemnation pursuant to Article XIII, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such owner or Mortgagee. The provisions of this Section 9.2 shall inure to the benefit of any such owner or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate, and shall be self-operative upon any such demand, and no further agreement shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner or Mortgagee, shall execute, from time to time, agreements in confirmation of the foregoing provisions of this Section 9.2, reasonably satisfactory to any such owner, Lessor or Mortgagee, and acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 9.2 shall be construed to impair any right otherwise exercisable by any such owner or Mortgagee.

Section 9.3. Notwithstanding any provisions of Sections 9.1 & 9.2 hereof or any other provision of this Lease, Tenant and Landlord (and all Landlord's successor's and assigns) agree that, in the event any Mortgagee or any other person or entity (a “Successor Landlord”) becomes the owner of the Real Property (a) through foreclosure of a Mortgage, (b) by other proceeding to enforce a Mortgage, or (c) by deed-in-lieu of foreclosure of a Mortgage or the exercise of another right thereunder (individually and collectively, a “Foreclosure”), then, as long as Tenant is not in default in the payment or performance of its obligations under this Lease beyond any applicable notice and cure periods, Tenant’s possession of the Premises and all other rights granted Tenant under this Lease will not be disturbed and this Lease will continue in full force and effect between Successor Landlord and Tenant; provided, however, that if, notwithstanding the foregoing, this Lease is terminated as a result of a Foreclosure, a new replacement lease between Successor Landlord and Tenant will be deemed to be created, with no further instrument required, on the same terms as this Lease except that the term of the replacement lease will be the then unexpired Term of this Lease, and Successor Landlord and Tenant will execute a replacement lease at the request of either of them. In the event a Mortgagee exercises its rights under a Mortgage at any time while Tenant is not then in default under this Lease, Mortgagee agrees that it will not name Tenant as a party to any judicial or non-judicial proceeding to enforce the Mortgage or any right thereunder unless joinder is required under applicable law. As long as this Lease otherwise remains in force and effect, Tenant’s options to extend the Term of this Lease set forth in Section 2.7 of this Lease shall not be terminated, extinguished or in any way modified by a Foreclosure.

Section 9.4. At any time and from time to time upon not less than twenty (20) days’ prior notice to Tenant or Landlord given by the other, or to Tenant given by a Mortgagee, Tenant or Landlord, as the case may be, shall, without charge, execute, acknowledge and deliver a statement in writing addressed to such party as Tenant, Landlord or Mortgagee, as the case may be, may designate, in form reasonably satisfactory to Tenant, Landlord or Mortgagee, as the case may be, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (ii) whether the Term has commenced and Base Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid; (iii) whether or not, to the best knowledge of the signer of such certificate, either Landlord or Tenant is in default in performance of any of the terms of this Lease and, if so, specifying each such event of default of which the signer may have knowledge; (iv) whether Tenant has accepted possession of the Premises; (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim; (vi) whether or not, to the best knowledge of the signer of such certificate, any Hazardous Materials exist in, on, under or about the Premises, the Buildings or the Land, and (vii) such further information with respect to the Lease or the Premises as Landlord or Tenant may reasonably request or Mortgagee may require; it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any Mortgagee or prospective Mortgagee, by any tenant or prospective tenant of the Real Property or any part thereof, by any prospective assignee of any Mortgage, or by any assignee of Tenant.

Section 9.5. As long as any Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant has given written notice of such act or omission to all Mortgagees at such addresses as may have been furnished to Tenant in writing by such Mortgagees and, if any such Mortgagee notifies

Tenant within thirty (30) days following receipt of such notice that it intends to remedy such act or omission, Mortgagee shall have a reasonable period of time to remedy such act or omission.

ARTICLE X

RULES AND REGULATIONS

Section 10.1. Tenant and Persons Within Tenant’s Control shall comply with Exhibit “C”, “Rules and Regulations”, along with any and all reasonable modifications of the same made by Landlord so long as such modifications do not materially impede Tenant's normal business operations, conflict with provisions of this Lease or interfere with Tenant's rights hereunder. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees. In case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereinafter adopted, the provisions of this Lease shall control.

ARTICLE XI

INSURANCE, PROPERTY LOSS OR DAMAGE, REIMBURSEMENT

Section 11.1.  (a)      Landlord and Landlord’s agents shall not be liable for any damage to any of Tenant’s Property or for interruption of Tenant’s business, however caused, including but not limited to damage caused by other tenants or persons upon the Real Property, except as to actual damages caused by Landlord or Persons Within Landlord's Control or resulting from a breach by Landlord of this Lease.  Notwithstanding the foregoing, under no circumstances whatsoever shall Landlord ever be liable to hereunder for any incidental, consequential or special damages.  Landlord shall not be liable for any latent defect in the Premises or the Buildings.

        (b)     Tenant shall give written notice to Landlord promptly after Tenant learns of any accident, emergency or occurrence for which Landlord might be liable, fire or other casualty, and all damages to or defects in the Premises or the Buildings for the repair of which Landlord might be responsible or which constitutes Landlord’s property.

        Section 11.2.  Tenant shall not do or permit to be done any act or thing in or upon the Premises which will invalidate or be in conflict with the terms of the State of Tennessee standard policies of fire insurance and liability (hereinafter referred to as “Building Insurance”) or Requirements; and Tenant, at Tenant’s own expense, shall comply with all rules, orders, regulations and requirements of all insurance boards, and shall not do or permit anything to be done in or upon the Premises or bring or keep anything therein or use the Premises in a manner which increases the rate of premium for any Building Insurance over the rate in effect on the Commencement Date unless Tenant agrees to exclude 100% of such increase in premium from Reimbursable Operating Expenses.

        Section 11.3.  If by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of premium for Building Insurance or other insurance on the property and equipment of Landlord shall increase, Tenant shall exclude 100% of any such increase in premium from Reimbursable Operating Expenses to the extent such expenses increased because of such failure by Tenant.  Tenant shall make said reimbursement on the first day of the month following such payment by Landlord.

        Section 11.4.  (a)      At Tenant’s own cost and expense, Tenant shall obtain, maintain and keep in full force and effect during the Term:

i.
commercial general liability insurance in a form approved in the State of Tennessee (including broad form property damage coverages), with limits of liability not less than Ten Million Dollars ($10,000,000.00) per occurrence, which amount may be satisfied with a primary commercial general liability policy of not less than One Million Dollars ($1,000,000.00) and an excess or “umbrella” liability policy affording coverage, at least as broad as that afforded by the primary commercial general liability policy, in an amount not less than Five Million Dollars ($5,000,000.00), provided, however, that both policies together shall constitute the minimum $10,000,000 coverage per occurrence;

i.
“all risk” full replacement cost property insurance on the Buildings in amounts not less than $12,000,000 for Building 1 and $10,000,000 for Building 2, which shall include (A) earthquake and flood coverage and (B), as and to the extent customarily included by prudent owners of comparable first class office buildings in Memphis, Tennessee, boiler and machinery and electrical apparatus coverage;

i.	business interruption insurance in amounts not less than six months’ Base Rent; and

i.	“all risk” full replacement cost property insurance covering all Alterations, leasehold improvements and Tenant’s Property in an amount reasonably satisfactory to Landlord.

Landlord, any Lessors and any Mortgagees shall be included as additional insureds on the commercial general liability policy described in Section 11.4(a)(i). Landlord shall be the loss payee for the above-mentioned address on the property insurance policy described in Section 11.4(a)(ii).  All said policies of insurance shall be written as “occurrence” policies and non-catastrophic deductibles thereunder shall exceed $25,000.  Whenever, in Landlord’s reasonable judgment, good business practice and changing conditions indicate a need for additional amounts or different types of insurance coverage, Tenant shall, within ten (10) days after Landlord’s request, obtain such insurance coverage, at Tenant’s expense.

                (b)     All policies of insurance shall: (i), to the extent applicable, be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or any Lessor may carry; (ii) provide that the insurance company waives all rights of recovery by way of subrogation against Landlord, Tenant and any tenant of space upon the Real Property in connection with any loss or damage covered by any such policy; and (iii) issued by reputable and independent insurance companies rated in Best’s Insurance Guide or any successor thereto (or, if there is none, an organization having a national reputation), as having a general policyholder rating of “A” and a financial rating of at least “VII”, and which are licensed to do business in the State of Tennessee.  Tenant shall, not later than ten (10) days following the Commencement Date, deliver to Landlord (A) the policies of insurance (provided, however, if Tenant is unable to deliver within 10 days following the Commencement Date, then not later than 45 days thereafter) and (B) certificates thereof and shall thereafter furnish to Landlord, as soon as practicable prior to the expiration of any such policies and any renewal thereof, a new policy and certificate.  Each of said policies shall also contain a provision whereby the insurer provides notice of cancellation in accordance with the policy provisions. Tenant shall promptly send to Landlord a copy of all notices sent to Tenant by Tenant’s insurer.

        (c)     Tenant shall pay all premiums and charges for all of said policies, and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon (at the Applicable Rate), shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder.  Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

       Section 11.5 Tenant agrees to include, consult with and cooperate with Landlord on the administration of any claim with Tenant’s carriers hereunder.

ARTICLE XII

DESTRUCTION BY FIRE OR OTHER CAUSE

Section 12.1.  If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord.  Landlord shall, as loss payee under the property insurance policy described in Section 11.4(a)(ii) and subject to the provisions of Sections 12.2 and 12.3 below, proceed with reasonable diligence within one hundred twenty (120) days of the casualty to repair or cause to be repaired such damage to the extent covered by such policy; and, if the Premises, or any part thereof, shall be rendered Untenantable by reason of such damage and such damage shall not be due to the negligence or fault of Tenant or Persons Within Tenant’s Control, then the Base Rent hereunder, or an amount thereof apportioned on a pro rata basis according to the area of the Premises so rendered Untenantable (if less than the entire Premises shall be so rendered Untenantable), shall be abated for the period from the date of such damage to the date when the repair of such damage shall have been substantially completed.  Landlord covenants and agrees to cooperate with Tenant in its efforts to collect insurance proceeds (including rent insurance proceeds) payable to Tenant.

        Section 12.2.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof except to the extent caused by the gross negligence or intentional misconduct of Landlord or Persons Within Landlord's Control.  Tenant understands that Landlord will not carry insurance of any kind on Tenant’s Property, Tenant's Alterations and on leasehold improvements, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

        (a)     Notwithstanding anything to the contrary contained in Sections 12.1 and 12.2 above, in the event that the Premises shall be totally or substantially (greater than 50%) damaged and Untenantable, then Tenant may terminate this Lease and the term and estate hereby granted, by notifying Landlord in writing of such termination prior to commencement of work to repair the damage to the Premises or within one hundred twenty (120) days after the date of such damage, whichever first occurs.  In the event that such a notice of termination shall be given, then this Lease and the Term and estate hereby granted shall expire as of the date of such notice of termination with the same effect as if that were the Expiration Date, and the Base Rent hereunder shall be apportioned as of such date.  Notwithstanding the foregoing, Tenant’s option to terminate this Lease pursuant to this Section 12.2 shall only be exercisable if there is no existing Event of Default hereunder.

        (b)     Notwithstanding anything to the contrary contained in this Section 12.2, prior to commencement of work to repair the damage to the Premises, Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord setting forth such contractor’s estimate as to the time reasonably required to repair such damage.  If the period to repair set forth in any such estimate exceeds twelve (12) months, Tenant may elect to terminate this Lease by notice to Landlord given not later than thirty (30) days following Tenant’s receipt of such estimate.  If Tenant exercises such election, this Lease and the term and estate hereby granted shall expire as of the sixtieth (60th) day after notice of such election given by Tenant with the same effect as if that were the Expiration Date, and the Base Rent hereunder shall be apportioned as of such date.

        Section 12.3.  Nothing herein contained shall relieve Tenant from any liability to Landlord or to Landlord’s insurers, allow Tenant the right to terminate this Lease or provide Tenant with a right to abatement of Rental in connection with any damage to the Premises or the Buildings by fire or other casualty if such damage results from the negligent or willful acts or omissions of Tenant or Persons Within Tenant’s Control.

        Section 12.4.  This Lease shall be considered an express agreement governing any case of damage to or destruction of the Buildings or any part thereof by fire or other casualty.

ARTICLE XIII

EMINENT DOMAIN

Section 13.1. If the whole of the Real Property or the Premises is acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title or the date upon which Tenant is denied use and possession of the Premises pursuant to the terms of this Lease, whichever occurs first, with the same effect as if said date were the Expiration Date. If only a part of the Real Property and not the entire Premises is so acquired or condemned then, (a) except as hereinafter provided in this Section 13.1, this Lease and the Term shall continue in effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title or Tenant's denial of use and possession, whichever occurs first, the Base Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; and (b) if the part of the Real Property so acquired or condemned contains more than thirty percent (30%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has access to the Premises, Tenant, at Tenant’s option, may give to Landlord, within sixty (60) days next following the date upon which Tenant receives notice of vesting of title, a thirty (30) day notice of termination of this Lease. If any such thirty (30) day notice of termination is given, by Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section 13.1, the Base Rent shall be apportioned as of the date of the termination and any prepaid portion of the Base Rent for any period after such date shall be refunded by Landlord to Tenant.

Section 13.2. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to pursue an award for any such acquisition or condemnation as to the Buildings (subject to Tenant's rights under this Section 13.2). Tenant shall be entitled to pursue an award for any loss from the condemning authority, including, without limitation, for the value of any unexpired portion of the Term, Tenant's Work, Alterations and/or Tenant's Property.

ARTICLE XIV

ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

Section 14.1. Except as otherwise provided in this Article XIV, Tenant shall not without Landlord’s prior written consent, which consent may be withheld or conditioned in Landlord's reasonable discretion, (a) assign this Lease (whether by operation of law, transfers of interests in Tenant or otherwise); or (b) mortgage or encumber Tenant’s interest in this Lease, in whole or in part; or (c) sublet, or permit the subletting of, the Premises or any part thereof. Tenant shall not advertise or authorize a broker to advertise the availability of space for a potential subtenant or assignee without, in each instance, obtaining the prior written consent of Landlord, which consent may be withheld or conditioned in Landlord's reasonable discretion in each instance.

Section 14.2. If Tenant’s interest in this Lease shall be assigned in violation of the provisions of this Article XIV, such assignment shall be invalid, void and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Base Rent plus any other item of Rental from the assignee as a fee for its use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article XIV, Landlord, after default by Tenant under this Lease, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Base Rent and the items of Rental reserved in this Lease. No such assignment, subletting, occupancy, or use, whether with or without Landlord’s prior written consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant hereunder, nor shall the same, in any circumstances, relieve Tenant of any of its obligations under this Lease. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its underlying obligations under this Lease or the obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use. Any person to which this Lease is assigned with Landlord’s consent shall be deemed without more to have assumed and agreed to perform all of the obligations arising under this Lease from and after the date of such assignment and shall execute and deliver to Landlord, upon demand, an instrument confirming such assumption. Subsequent to any assignment, Tenant’s primary liability hereunder shall continue notwithstanding (a) any subsequent amendment hereof, or (b) Landlord’s forbearance in enforcing against Tenant any obligation or liability, without notice to Tenant, to each of which Tenant hereby consents in advance.

(a)    For purposes of this Article XIV, (i) an agreement by any other person or entity, directly or indirectly, to assume Tenant’s obligations under this Lease shall be deemed an assignment except if such agreement is made pursuant to any transaction allowed under Section 14.2(b) below, (ii) any person or legal representative of Tenant, to whom Tenant’s interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article XIV, and (iii) a modification, amendment or extension of a sublease shall be deemed a sublease.

(b)    The provisions of clauses (a) and (c) of Section 14.1 shall not apply to transactions with a corporation, limited liability company or other entity into or with which Tenant is merged or consolidated or with a Person to which substantially all of Tenant’s assets or capital stock are transferred or sold (provided such merger or transfer of assets or stock is for a good and reasonable business purpose and not principally for the purpose of transferring the leasehold estate created by this Lease, and provided further, that the assignee has a net worth at least equal to or in excess of the net worth of Tenant as of the date of this Lease or as of the date immediately prior to such merger or transfer, whichever is greater), nor shall the provisions of clause (a) and (c) of Section 14.1 apply to transactions with an entity that directly or indirectly controls or is directly or indirectly controlled by Tenant or is under common direct or indirect control with Tenant. Tenant shall notify Landlord before any such transaction is consummated.

(c)    The term “control” as used in this Lease (i) in the case of a corporation shall mean ownership of more than fifty percent (50%) of the outstanding voting capital stock of that corporation, (ii) in the case of a general partnership, shall mean more than fifty percent (50%) of the general partnership interest of the partnership, (iii) in the case of a limited partnership, shall mean more than fifty percent (50%) of the general and limited partnership interests of such limited partnership; (iv) in the case of a limited liability company, shall mean more than fifty percent (50%) of the membership interests of such limited liability company, and (v) in the case of a limited liability partnership, shall mean more than fifty percent (50%) of the partnership interest of such limited liability partnership.

Section 14.3.    [RESERVED]

Section 14.4.     If Tenant sublets any portion of the Premises to a Person in a transaction for which Landlord’s consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent (the “Sublease Additional Rent”), a sum equal to fifty percent (50%) of any rents, additional charges and other consideration payable under the sublease to Tenant by the subtenant in excess of the Base Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant under this Lease) pursuant to the terms of this Lease (including, but not limited to, sums paid for the sale or rental of Tenant’s Property and Alterations less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax or federal information returns). Such Sublease Additional Rent shall be payable to Landlord as and when received by Tenant

Section 14.5.     If Tenant shall assign this Lease to a Person in a transaction for which Landlord’s consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant’s Property and Alterations less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax or federal information returns). Such Additional Rent shall be payable to Landlord as and when received by Tenant from the assignee.

Section 14.6. Landlord shall have no liability for brokerage commissions incurred with respect to any assignment of this Lease or any subletting of all or any part of the Premises by or on behalf of Tenant. Tenant shall pay, and shall indemnify, defend and hold Landlord harmless from and against, any and all cost, expense (including reasonable attorneys’ fees and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any such assignment or subletting.

ARTICLE XV

ACCESS TO PREMISES

Section 15.1. (a)    Tenant shall permit Landlord, Landlord’s agents and independent contractors, and public utilities servicing the Real Property to have reasonable access to the roof for the purpose of maintenance, repair and replacement of same and to access all Common Areas within the Real Property in connection therewith. Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times upon (except in case of emergency) reasonable prior notice, which notice may be oral, to examine the same, to show the same to prospective purchasers, Mortgagees or lessees of the Real Property or space therein, and to make such repairs, alterations, improvements or additions, all with as little interruption to Tenant's operation on the Premises as reasonably possible (i) as Landlord may deem necessary or desirable to the roof (to the extent permitted or required pursuant to this Lease), or (ii) which Landlord may elect to perform at least ten (10) days after notice (except in an emergency when no notice shall be required) following Tenant’s failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, , including without limitation for the purpose of complying with Requirements, and Landlord shall be allowed to take all material, supplies and equipment into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Base Rent (and any other item of Rental) shall in no respect abate or be reduced by reason of said repairs, alterations, improvements or additions, wherever located, or while the same are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord shall promptly repair any damage caused to the Premises or Tenant's Property by such work, alterations, improvements or additions, except as may be necessary as a result of the negligent or willful acts or omissions of Tenant. Tenant shall, at Tenant’s cost, take such action as may be reasonably necessary to grant to Landlord, its agents and independent contractors clearance and access by means of the Security System for the purposes herein set out.

(b)    Any work performed or installations made pursuant to this Article XV shall be made with reasonable diligence and otherwise pursuant to the same standards required of Tenant under Section 6.1;

(c)    Any pipes, ducts, or conduits installed in or through the Premises pursuant to this Article XV shall, if reasonably practicable, either be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises, or completely furred at points immediately adjacent to partitioning, columns or ceilings located or to be located in the Premises.

Section 15.2. If Tenant is not present when for any reason entry into the Premises may be necessary or permissible, Landlord or Landlord’s agents may enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents accord reasonable care to Tenant’s Property), and without in any manner affecting this Lease.

ARTICLE XVI

CERTIFICATE OF OCCUPANCY

Section 16.1. Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for any portion of the Real Property and, in the event that any Governmental Authority hereafter contends or declares by notice, violation, order or in any other manner whatsoever that the Premises are used by Tenant for a purpose that is a violation of such certificate of occupancy, Tenant shall, upon three (3) Business Days’ written notice from Landlord or any Government Authority, immediately discontinue such use of the Premises; provided, however, that nothing herein shall prevent Tenant from contesting such violation pursuant to and in accordance with the provisions of Section 8.5.

ARTICLE XVII

DEFAULT

Section 17.1. Each of the following events shall be an “Event of Default” under this Lease:

(a)    if Tenant shall on any occasion default in the payment of any installment of Base Rent when due and the same shall not be cured within five (5) days after written notice; or,

(b)    if Tenant shall on any occasion default in the payment of any item of Additional Rent and the same shall not be cured within five (5) days after written notice of default by Landlord to Tenant; provided, if Tenant shall fail on three (3) or more occasions in any period of eighteen (18) consecutive months to make a payment when due of any item of Additional Rent, and Landlord shall have given Tenant written notice of such default after the first two (2) such occurrences, no such notice shall be required upon the third occurrence; or

(c)    if the Premises shall become vacant or abandoned and Tenant ceases to pay Rent; or

(d)    if Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article XIV hereof; or

(e)    (1)     if Tenant shall not, or shall be unable to, or shall admit in writing Tenant’s inability to, as to any obligation, pay Tenant’s debts as they become due; or

(2)     if Tenant shall commence or institute any case, proceeding or other action (A) seeking relief on Tenant’s behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

(3)     if Tenant shall make a general assignment for the benefit of creditors; or

(4)     if any case, proceeding or other action shall be commenced or instituted against Tenant (A) seeking to have an order for relief entered against Tenant as debtor or to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant’s property, which either (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of sixty (60) days; or

(5)     if a trustee, receiver or other custodian shall be appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within sixty (60) days; or

(f)    if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant’s part to be observed or performed and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability or foreclosure of any Mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant’s intention duly to institute all steps necessary to remedy such situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary.

Section 17.2. If an Event of Default shall occur, Landlord may, at any time thereafter, at Landlord’s option, give written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall not be less than three (3) days after Tenant’s receipt of such notice, or such longer term as specified in the notice, whereupon this Lease and the Term and all rights of Tenant under this Lease shall automatically expire and terminate as if the date specified in the notice given pursuant to this Section 17.2 were the Expiration Date, and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable for damages as provided herein or pursuant to law. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 17.1(e), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession fails to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on three (3) days’ prior written notice to Tenant, Tenant as debtor-in- possession or said trustee and upon the expiration of said three (3) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

Section 17.3. If, at any time, (i) Tenant shall consist of two (2) or more persons, or (ii) Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant’s interest in this Lease has been assigned, the word “Tenant” as used in Section 17.1(e), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 17.1(e) shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 17.2.

ARTICLE XVIII

REMEDIES AND DAMAGES

Section 18.1. (a)    If any Event of Default shall occur, or this Lease and the Term shall expire and come to an end as provided in Article XVII:

1.    Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding or otherwise (without being liable to indictment, prosecution or damages therefor), but excluding by force, and may repossess the Premises and dispossess Tenant and any other persons from the Premises by summary proceedings or otherwise (excluding by force) and remove any and all of their property and effects from the Premises (and Tenant shall remain liable for damages as provided herein or pursuant to law); and

2.    Landlord, at Landlord’s option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rent or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in Landlord’s sole discretion, may determine; and Landlord, at Landlord’s option, may make such Alterations, in and to the Premises as Landlord, in Landlord’s sole discretion, shall consider advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(b)    Tenant hereby waives the service of any notice of intention to re-enter that may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights that Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (1) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (2) any re-entry by Landlord, or (3) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination is by operation of law or pursuant to the provisions of this Lease.

The words “re-entry,” “re-enter” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

Section 18.2. (a)    If this Lease and the Term shall expire and come to an end as provided in Article XVIII, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 18.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

1.    Tenant shall pay to Landlord all Base Rent, Additional Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

2.    Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (“Deficiency”) between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 18.1(a)(2) for any part of such period (after first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and such reletting including, but not limited to, all repossession costs, brokerage commissions, attorneys’ fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Base Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

3.    Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the Base Rent reserved in this Lease.

Section 18.3. The provisions of this Article XVIII shall survive the expiration or earlier termination of this Lease

ARTICLE XIX

FEES AND EXPENSES

Section 19.1. If an Event of Default shall have occurred, Landlord may (a) perform the obligations of Tenant for the account of Tenant, or (b) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed by Tenant to Landlord, including, but not limited to, reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding arising out of such Event of Default, and in either case the cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten (10) days after rendition of any bill or statement to Tenant therefor.

Section 19.2. If Tenant shall fail to pay any installment of Base Rent, Additional Rent or any other item of Rental for a period longer than five (5) days after the same shall have become due, Tenant shall pay to Landlord, in addition to such installment of Base Rent, Additional Rent or other item of Rental, as the case may be, as a late charge and as Additional Rent, a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due, without regard to any such grace period, to and including the date of payment.

Section 19.3. If Landlord defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the Tenant places the enforcement of this Lease, or any part thereof in the hands of an attorney, or files suit upon the same, if the Tenant is the prevailing party, the Landlord agrees to pay the reasonable attorney's fees and expenses incurred by the Tenant. Notwithstanding the foregoing, if Landlord defaults in the performance of any term, covenant or condition contained in this Lease, Landlord shall be permitted thirty (30) days after notice to Landlord from Tenant to remedy such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days, Landlord shall (i) within said thirty (30) day period advise Tenant of Landlord’s intention duly to institute all steps necessary to remedy such situation and (ii) duly institute within said thirty (30) day period, and thereafter diligently and continuously prosecute to completion, all steps necessary to remedy the same. Notwithstanding anything in this Section 19.3 or this Lease to the contrary, in the case of an emergency situation related to the Real Property and/or Tenant's use of the same, including, without limitation, a roof leak (or material problem with the roof) or issues related to access and security to the Real Property (including, without limitation, defects, obstructions and/or damages to the driveway providing Tenant access to the Real Property or the front gate located on Cherry Road), whether such event(s) is an event of default by Landlord hereunder or not, Tenant shall have the right to immediately remedy such emergency situation using all actions required by Tenant with the costs of such remedial actions being paid according to the other respective provisions of this Lease.

Section 19.4. The provisions of this Article XIX shall survive the expiration or earlier termination of this Lease.

ARTICLE XX

NO REPRESENTATIONS BY LANDLORD

Section 20.1. Landlord and Landlord’s agents have made no representations or promises with respect to the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Notwithstanding the foregoing, Landlord confirms that the Real Property is in compliance with Requirements as of the Commencement Date, unless such non-compliance is the result of Tenant’s Work or of any other acts or omissions of Tenant or Tenant’s Indemnitees. Except as otherwise set forth in this Lease, Tenant shall accept possession of the Premises in its “AS IS” condition on the Commencement Date as provided in Section 5.1, and Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant’s occupancy. The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Premises and the Real Property were in good and satisfactory condition at the time such occupancy was so taken. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval executed by Landlord and no other consent or approval of Landlord shall be effective for any purpose whatsoever.

ARTICLE XXI

END OF TERM

Section 21.1. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear excepted, and Tenant shall remove all of Tenant’s Alterations as may be required pursuant to Article V. Tenant shall also remove all of Tenant’s Property and all other personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises and the Real Property occasioned by such removal. Any Tenant’s Property or other personal property that remains in the Premises or upon any portion of the Real Property after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. If such Tenant’s Property or other personal property or any part thereof is sold, Landlord may receive and retain the proceeds of such sale as the property of Landlord. Any expense incurred by Landlord in removing or disposing of such Tenant’s Property or other personal property or Alterations required to be removed as provided in Article V, as well as the cost of repairing all damage to the Buildings or the Premises caused by such removal, shall be reimbursed to Landlord by Tenant, as Additional Rent, on demand. Notwithstanding the foregoing, however, Landlord may require Tenant to remove certain Alterations pursuant to and in compliance with Section 5.2(c) hereof.

Section 21.2. If the Expiration Date falls on a day which is not a Business Day, then Tenant’s obligations under Section 21.1 shall be performed on or prior to the immediately succeeding Business Day.

Section 21.3. In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed to be a tenant-at-will pursuant to the terms and provisions of this Lease, except the monthly Base Rent shall be 150% the monthly Base Rent specified herein for the 125th month of the Term. Notwithstanding the foregoing, if Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may forthwith re-enter and take possession of the Premises without process, or by any legal process provided under applicable state law. Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of Landlord's retention of possession, including, without limitation, any claims made by any succeeding tenant or prospective tenant founded upon such delay and agrees to be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises in order to induce such tenant not to terminate its lease by reason of the holding-over by Tenant and (ii) the loss of the benefit of the bargain if any such tenant shall terminate its lease by reason of the holding-over by Tenant.

Section 21.4. Tenant’s obligations under this Article XXI shall survive the expiration or earlier termination of this Lease.

ARTICLE XXII

POSSESSION

Section 22.1. Tenant acknowledges that, as of the date of this Lease, it is in possession of the Premises pursuant to and in accordance with the terms of that certain Early Access Agreement entered into by and between Landlord and Tenant as of August 14, 2013, and that no further act on Landlord’s part is required as a condition to tender Possession of the Premises.

ARTICLE XXIII

NO WAIVER

Section 23.1 No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. Only an executive officer of Landlord shall have the power to accept surrender of the Premises prior to the termination of this Lease.

Section 23.2. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Base Rent, Additional Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations against Tenant or any other tenant of the Real Property or the Adjacent Property shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver shall be in writing and shall be signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the Rental then due and payable shall be deemed to be other than on account of the earliest item(s) of Rental, or as Landlord may elect to apply the same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance due of the Rental or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all other prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, discharge or abandonment is sought.

ARTICLE XXIV

WAIVER OF TRIAL BY JURY

Section 24.1. LANDLORD AND TENANT SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, WHETHER DURING OR AFTER THE TERM, OR FOR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE.

ARTICLE XXV

INABILITY TO PERFORM

Section 25.1. This Lease, the obligations of Tenant to pay Rental hereunder and the obligations of the parties to perform all of the other covenants and agreements hereunder shall in no way be affected, impaired or excused because either party is unable to fulfill any of either party's obligations under this Lease, expressly or implicitly to be performed by either party, or because either party is unable to make or is delayed in making any repairs, additions, alterations, improvements or decorations, or is unable to supply or is delayed in supplying any services, equipment or fixtures, if either party is prevented from or delayed in so doing by reason of acts of God, casualty, strikes or labor troubles, accident, governmental preemption in connection with an emergency, Requirements, Restrictive Covenants, conditions of supply and demand which have been or are affected by war, acts of terrorism or other emergency, or any other cause whatsoever, whether similar or dissimilar to the foregoing, beyond either party's reasonable control.

ARTICLE XXVI

BILLS AND NOTICES

Section 26.1. (a)    Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease (“Notice(s)”) shall be in writing and, unless personal delivery is effected earlier, shall be deemed sufficiently given: (i) three Business Days after deposit in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, on a business day; or (ii) one Business Day after delivery to any nationally recognized overnight delivery service on a Business Day for prepaid delivery on the next Business Day; or (iii) on the Business Day sent, if sent by facsimile (and the sending facsimile generates a written confirmation of sending) or email prior to 4:00 p.m. Central Time, with a confirming copy being sent by one of the other specified methods on the same Business Day, and in any case addressed:

(i)    if to Tenant, at Tenant’s address set forth on the Reference Page, Item 14, with a copy to its legal counsel as indicated therein; and

(ii)    if to Landlord, at Landlord’s address set forth on the Reference Page, Item 13, with a copy to its legal counsel as indicated therein, and with a copy to any Mortgagee who may have requested the same in writing by Tenant, by Notice given in accordance with the provisions of this Article XXVI, at the address designated by such Mortgagee, or to such other address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article XXVI.

(b)    Notice given by counsel for either party on behalf of such party or by the Manager on behalf of Landlord shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article XXVI.

ARTICLE XXVII

SERVICES AND EQUIPMENT

Section 27.1. Tenant shall:

(a)    Provide passenger elevator service to the Buildings on Business Days during Operating Hours and, subject to Section 27.2, have one passenger elevator on call in each Building at all other times.

(b)    Keep the Premises in reasonable order and shall cause the Premises to be cleaned on Business Days nightly consistent with Tenant's usual and customary cleaning protocol and practices using contractors selected by Tenant.

(c)    In Tenant's sole discretion and at its sole cost and expense, provide for and maintain security systems required by Tenant for the Premises and/or Real Property. Tenant, at its sole discretion and expense, shall also be permitted to make additions to the existing Security System as the same relates to the Premises and/or Real Property. Additionally, Landlord will allow all entrances to the Premises and front gate used to access the Real Property located on Cherry Road to be secured with controlled access (i.e., key card access) and will allow for gated access at such front gate, all at Tenant’s sole cost and expense.

Section 27.2. Tenant reserves the right to stop the furnishing of the Buildings’ services and to stop service of the Building Systems, when necessary, by reason of accident, or emergency, and Tenant shall have no responsibility or liability for failure to supply air-conditioning, ventilation, heat, elevator, plumbing, electric, or other services during said period or when prevented from so doing by strikes, lockouts, difficulty of obtaining materials, accidents or by any cause beyond Tenant’s reasonable control, or by Requirements or failure of electricity, water, steam, coal, oil or other suitable fuel or power supply, or inability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. Tenant shall resume the furnishing of the Buildings' services and the service of the Building Systems as soon as possible.

Section 27.3. RESERVED

Section 27.4. The life safety generators provide power to the Buildings for life safety purposes only. Any additional power requirements provided via generator and/or uninterruptible power source may be provided by Tenant in a location near the Buildings as designated by Landlord, and the initial cost for such may, at the election of Tenant, be (a) a part of the “Exterior Improvement Allowance” or the “Interior Improvement Allowance” (each as defined in the Work Letter Agreement) or (b) paid directly by Tenant.

Section 27.5. RESERVED

Section 27.6. In the event that another Tenant occupies any portion of Building 2, Tenant shall provide all usual, customary and reasonable services to Building 2, including but not limited to:

(a)    Furnish and distribute to Building 2, through the HVAC System, during Operating Hours and on Saturdays from 8:00 a.m. to 2:00 p.m. (excluding all days observed as holidays by the State of Tennessee or the federal government), air conditioning and heat or ventilation, as needed; provided that Tenant shall, at all times, cooperate fully with Landlord and abide by all of the Rules and Regulations which Landlord may prescribe for the proper functioning of the HVAC System. Tenant shall provide “after-hours” HVAC services to any other tenant(s) of Building 2 upon reasonable advance notice. Tenant will not be responsible for the failure of the HVAC System if such failure results from another tenant’s occupancy of Building 2 by more persons than the number of persons for which HVAC System is designed.

(b)    Furnish hot and cold water to Building 2 for ordinary drinking, cleaning and lavatory purposes.

Section 27.7    Tenant shall have twenty-four (24) hour/seven (7) day a week access to the Premises and Real Property, however the main gate at the entrance of the Premises shall remain open during Operating Hours.

ARTICLE XXVIII

[RESERVED]

ARTICLE XXIX

[RESERVED]

ARTICLE XXX

SIGNS

Section 30.1. Tenant shall have the right to install (i) a sign on the east façade of the exterior of Building 2 with a size and design substantially similar to the rendering in Exhibit "I" attached hereto, (ii) a sign at the main entrance which serves the Real Property and the Adjacent Property and along the driveway which identify the Tenant and/or direct traffic to the Tenant's business and parking area with all such signs being mutually agreed to by Landlord and Tenant using reasonable standards, and (iii) in Tenant's sole discretion, signs in the lobby areas of the Buildings (excluding any lobby area created under Section 2.8 hereof). Except for provided above, the location, size, materials, quality, design, color and lettering of any signs desired by Tenant shall be subject to the prior approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed, and shall be in compliance with all Requirements, the terms and conditions contained in the Restrictive Covenants, and the standards set forth in the “Tenant Design and Construction Standards” in Exhibit “F” attached hereto. Tenant shall be responsible for any and all costs related to or in connection with the signage, including without limitation, costs for: design, fabrication and installation; permitting; maintenance; and removal at the end of the Term (pursuant to the requirements of Section 21.1). Subject to Section 2.8(d), Landlord retains the right to permit other tenants to place signage at or on the Real Property or Building 2.

ARTICLE XXXI

BROKER

Section 31.1. Each of Landlord and Tenant warrant that it has had no discussions, negotiations and/or other dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Landlord’s Broker identified in Reference Page, Item 11, and that it knows of no other real estate broker or agent who is or may be entitled to any commission or finder’s fee in connection with this Lease.  Landlord shall pay Landlord’s Broker a commission pursuant to a separate brokerage agreement. Each of Landlord and Tenant agree to indemnify the other and hold the other harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of such party’s discussions, negotiations and/or dealings with any real estate broker or agent.

ARTICLE XXXII

INDEMNITY

Section 32.1. Tenant shall indemnify and save harmless the Landlord Indemnitees from and against any and all losses, damages, claims, fines, demands, suits, liabilities and expenses (including reasonable attorneys’ fees and disbursements) resulting or arising from (a) any act, omission or negligence of Tenant or Persons Within Tenant’s Control, (b) any accident, injury or damage occurring in or about the Premises during the Term or during Tenant’s occupancy of the Premises, unless and to the extent caused by the negligence or willful misconduct of Landlord or Persons Within Landlord’s Control, (c) any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results from an act, omission or negligence of Tenant or Persons Within Tenant’s Control, and (d) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Tenant except as otherwise provided in this Lease; provided, however, that the indemnity and save harmless provision set out in this Section 32.1 and in Section 32.2 shall have no effect to the extent that Landlord Indemnities are or should be protected by insurance required to be maintained under the provisions of Article XI hereof. All the provisions of this Article XXXII shall survive the expiration or earlier termination of this Lease.

Section 32.2. If any claim, action or proceeding is made or brought against any one or more of the Landlord Indemnitees, against which claim, action or proceeding Tenant is obligated to indemnify such Landlord Indemnitee(s) pursuant to the terms of this Lease, then, upon demand by Landlord, Tenant, at its sole cost and expense, shall defend such claim, action or proceeding in the name of the Landlord Indemnitee(s) by such attorneys as the Landlord Indemnitee and Tenant may mutually select, at all times maintaining sufficient and appropriate defense strategies.

Section 32.3. Landlord shall indemnify and save harmless the Tenant Indemnitees from and against any and all losses, damages, claims, fines, demands, suits, liabilities and expenses (including reasonable attorneys’ fees and disbursements) resulting or arising from (a) any accident, injury or damage occurring in or about the Premises during the Term of this Lease to the extent such accident, injury or damage is caused by or results directly from the negligent or intentional acts or omissions of Landlord or Persons Within Landlord’s Control, (b) any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property during the Term of this Lease to the extent caused by the negligence or willful misconduct of Landlord or Persons Within Landlord’s Control, and (c) any breach, violation or non-performance of any covenant, condition or agreement in this Lease to be fulfilled, kept, observed and performed by Landlord, except as otherwise provided in this Lease; provided, however, that the indemnity and save harmless provision set out in this Section 32.3 and in Section 32.4 shall have no effect to the extent that Tenant Indemnitees are or should be protected by insurance required to be maintained under the provisions of Article XI hereof.

Section 32.4. If any claim, action or proceeding is made or brought against any Tenant Indemnitee, against which claim, action or proceeding Landlord is obligated to indemnify such Tenant Indemnitee pursuant to the terms of this Lease, then, upon demand by the Tenant Indemnitee, Landlord, at its sole cost and expense, shall defend such claim, action or proceeding in the Tenant Indemnitee’s name by such attorneys as the Landlord and Tenant may mutually select, at all times maintaining sufficient and appropriate defense strategies.

ARTICLE XXXIII

RESERVED

ARTICLE XXXIV

MEMORANDUM OF LEASE

Section 34.1.    This Lease shall not be recorded; however, Landlord and Tenant shall execute a Memorandum of Lease, in form and substance mutually acceptable to Landlord and Tenant, which sets forth the pertinent terms contained herein including, without limitation, the rights and obligations of the parties, and identification of the Shared Use Documents, as set forth in Section 4.3 of this Lease. The Memorandum of Lease shall be executed contemporaneously herewith and shall be place of record with the Register's Office of Shelby County. All costs of recording said Memorandum of Lease shall be shared equally between Landlord and Tenant.

ARTICLE XXXV

TENANT LABS

TENANT WILL CONSTRUCT VARIOUS LABORATORIES WITHIN THE INTERIOR OF THE BUILDINGS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LEASE, ACCESS TO THE INTERIOR OF THE LABORATORIES BY THE LANDLORD OR ANY AGENT OF LANDLORD SHALL BE LIMITED TO EMERGENCY ACCESS ONLY AND THEN ONLY STRICTLY IN COMPLIANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS, WHATEVER THE SOURCE. ANY SERVICES UNDER THIS LEASE THAT MAY BE PROVIDED ONLY BY ENTRANCE TO THE LABORATORIES BY LANDLORD OR LANDLORD'S AGENT SHALL BE PERFORMED BY THE TENANT, AND ALL RECORDS RELATED TO SUCH LABORATORIES ARE AND SHALL REMAIN THE CONFIDENTIAL INFORMATION OF TENANT AND SHALL NOT BE DISCLOSED BY TENANT TO LANDLORD OR ANY PARTY UNLESS REQUIRED BY APPLICABLE LAWS, RULES AND REGULATIONS.

ARTICLE XXXVI

COVENANT OF QUIET ENJOYMENT

Section 36.1. Landlord covenants that, upon Tenant paying the Base Rent and Additional Rent and observing and performing all the terms, agreements, covenants, provisions and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject nevertheless to the terms and conditions of this Lease; provided, however, that no impairment or deprivation of Tenant’s use of the Premises which results from a violation of Restrictive Covenants or Requirements shall be construed as a breach of this covenant nor permit abatement of Rental due hereunder unless such violation results from the negligent or intentional acts or omissions of Landlord in which Tenant played no part; and provided further that this covenant shall bind and be enforceable against Landlord or any successor to Landlord’s interest, subject to the terms hereof, only so long as Landlord or any successor to Landlord’s interest is in possession and is collecting rent from Tenant, but not thereafter.

ARTICLE XXXVII

MISCELLANEOUS

Section 37.1.    Landlord retains all air rights over the Premises and the Real Property. Tenant may not place anything on or attach anything to the roof of the Premises without first obtaining Landlord’s written consent, which consent may be granted or withheld in Landlord’s reasonable discretion. Notwithstanding the above, the Tenant, (i) in its reasonable discretion may install an HVAC unit on the roof of Building 2 and (ii) cause any number of mobile telephone companies to install equipment necessary for the use and functionality of mobile phones and other electronic devices and/or equipment as required by Tenant on the roof of the Buildings.

Section 37.2. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Buildings or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Lease thereafter arising, and the transferee shall be deemed to have assumed, subject to the remaining provisions of this Section 37.2, all obligations of the Landlord under this Lease arising after the effective date of the transfer. No trustee, partner, shareholder, director or officer of Landlord, or of any partner or shareholder of Landlord (collectively, the “Parties”) shall have any direct or personal liability for the performance of Landlord’s obligations under this Lease, and Tenant shall look solely to Landlord’s interest in the Real Property to enforce Landlord’s obligations hereunder and shall not otherwise seek any damages against Landlord personally or any of the Parties whatsoever.

Section 37.3. [RESERVED]

Section 37.4. [RESERVED]

Section 37.5. [RESERVED]

Section 37.6. [RESERVED]

Section 37.7. [RESERVED]

Section 37.8. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease are stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that such words or phrases were stricken out or otherwise eliminated.

Section 37.9. [RESERVED]

Section 37.10. [RESERVED]

Section 37.11. If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby and shall remain valid and enforceable, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 37.12. Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Real Property to the public at any time to the extent necessary to prevent a dedication thereof for public use.

Section 37.13. Tenant agrees that in all disputes arising directly or indirectly out of this Lease Tenant shall be subject to service of process in, and the jurisdiction of the courts of, Shelby County, Tennessee. The provisions of this Section 37.13 shall survive the expiration or earlier termination of this Lease.

Section 37.14. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. Except as otherwise specifically provided herein, this Lease may not be changed, abandoned or discharged, in whole or in part, nor may any of its provisions be waived except by a written agreement that (a) expressly refers to this Lease, (b) is executed by the party against whom enforcement of the change, abandonment, discharge or waiver is sought, and (c) is permissible under the Mortgage(s).

Section 37.15. Any apportionment or prorations of Rental to be made under this Lease shall be computed on the basis of a three hundred sixty-five (365) day year.

Section 37.16. The laws of the State of Tennessee applicable to contracts made and to be performed wholly within the State of Tennessee shall govern and control the validity, interpretation, performance and enforcement of this Lease.

Section 37.17. Tenant warrants and represents that it is duly incorporated under the laws of the State of Delaware and is duly qualified to do business in the State of Tennessee (a copy of evidence thereof to be supplied to Landlord upon request from time to time); and that each person executing this Lease on behalf of Tenant is an officer of Tenant and that he or she is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

Section 37.18. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

Section 37.19. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

Section 37.20. For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

(a)    The words “herein”, “hereof”, “hereunder” and “hereby” and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.

(b)    Reference to “termination of this Lease” or “expiration of this Lease” and words of like import includes expiration or sooner termination of this Lease and the Term and the estate hereby granted or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at noon on the date of termination as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

(c)    Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

[signature page and exhibits to follow]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

RBM CHERRY ROAD PARTNERS,
a Tennessee general partnership

BY:	RBM Venture Company,
a Delaware corporation,
its Managing Partner

By:	/s/ Scott Imorde
Scott Imorde, President

TENANT:

WRIGHT MEDICAL TECHNOLOGY, INC.,
a Delaware corporation

By:	/s/ Lance A. Berry
Name:	Lance A. Berry
Title:	Sr. Vice President and Chief Financial Officer

Exhibit “A”

Legal Description

The real property on which exists a three (3) story office building and a two (2) story office building is situated in Memphis, Shelby County, Tennessee, and is described more particularly as follows:

BEING THE RBM CHERRY ROAD PARTNERS PROPERTY AS RECORDED IN INSTRUMENT NO. 13011058 AND BEING LOT 1 OF P.D. 99-366, PHASE I, RBM CHERRY ROAD PARTNERS AS RECORDED IN PLAT BOOK 204 AT PAGE 29 IN THE REGISTER'S OFFICE OF SHELBY COUNTY, TENNESSEE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT ON THE CENTERLINE OF CHERRY ROAD (R.O.W. VARIES), 1087.24 FEET NORTH OF THE INTERSECTION OF HAVERHILL ROAD (50 FT. R.O.W.) AND SAID CHERRY ROAD; THENCE N89°37'17" W A DISTANCE OF 30.00 FEET TO THE POINT OF BEGINNING, SAID POINT BEING A FOUND AXLE ON THE WEST LINE OF SAID CHERRY ROAD, SAID POINT ALSO BEING THE SOUTHEAST CORNER OF THE DIXON GALLERY AND GARDENS PROPERTY (INSTRUMENT K8-7671); THENCE ALONG SAID WEST LINE OF CHERRY ROAD S0°00'14"E A DISTANCE OF 30.00 FEET TO A SET IRON PIN AT THE NORTHEAST CORNER OF LOT 2 OF SAID P.D. 99-366, PHASE I, RBM CHERRY ROAD PARTNERS (PB 204, PG 29); THENCE WITH THE NORTH LINE OF SAID LOT 2 N89° 37'17'W A DISTANCE OF 264.26 FEET TO A SET IRON PIN; THENCE S0°00'14"E A DISTANCE OF 237.92 FEET TO A SET IRON PIN; THENCE N89°37'17"W A DISTANCE OF 222.36 FEET TO ASET IRON PIN; THENCE S27°16'38'W A DISTANCE OF 188.13 FEET TO A SET IRON PIN; THENCE N86°44'15'W A DISTANCE OF 173.28 FEET TO A POINT; THENCE N3°15'45"E A DISTANCE OF 27.58 FEET TOA POINT; THENCE N86°44'15'W A DISTANCE OF 75.95 FEET TO A POINT; THENCE S30°15'47'W A DISTANCE OF 48.67 FEET TO A SET CHISEL MARK IN A CONCRETE WALK; THENCE N59°52'06"W A DISTANCE OF 225.85 FEET TO A SET IRON PIN ON THE EAST LINE OF LOT 26 OF AUDUBON PARK SUBDIVISION (PLAT BOOK 14, PAGE 30), SAID POINT BEING 15.11 FEET SOUTH OF THE NORTH LINE OF SAID LOT 26; THENCE ALONG SAID EAST LINE AND THE EAST LINE OF THE RESUBDIVISION OF LOTS 21-25, AUDUBON PARK SUBDIVISION (PLAT BOOK 15, PAGE 4) N0°13'10"W A DISTANCE OF 325.74 FEET TO A FOUND AXLE, SAID AXLE ALSO BEING THE SOUTHWEST CORNER OF SAID DIXON GALLERY AND GARDENS PROPERTY; THENCE ALONG THE SOUTH LINE OF SAID DIXON GALLERY AND GARDENS PROPERTY S89°37'17"E A DISTANCE OF 1041.19 FEET TO THE POINT OF BEGINNING.

Exhibit “B”

Plat Showing Building 1, Building 2 and Driveway

See attached

THE DIXON GALLERY AND GARDENS
N89°37'17"W
30.00'
P.O.B.
LOT 1
P.O.C.
LOT 1
S89°37'17"E
1041.19'
S89°37'17"E
264.26'
192.36'
1087.24'
LOT 1
286,944 S.F.
6.587 AC.
RESUBD. OF LOTS 21-25
AUDOBON PARK SUBD.
(PB. 15, PG. 4)
325.14'
BLDG. 2
PARKING DECK
BLDG. 1
10.25'
142.36'
P.O.B.
ACCESS
ESM'T
ACCESS ESM'T
9,721 S.F.
0.223 AC.
FACILITIES
904.87'
N0°13'10"W
MANSION
875.25'
S0°00'14"E 905.25'
℄ CHERRY ROAD
(R.O.W. VARIES)
AUDOBON PARK SUBD.
(PB. 14, PG. 30)
519.13'
LOT 2
823,729 S.F.
18.910AC.
(INC. ACCESS ESM'T)
N89°38'59"W
10.00'
40'
JOEL M. COX
(59-0045)
POOL
HOUSE
131.85'
S0°00'14"E
P.O.B.
LOT 2
986.49'
N89°38'59"W
Rad = 25.00'
Arc = 39.42'
Tan = 25.15'
Chd = 35.46'
Rad = 251.02'
℄ HAVERHILL ROAD

Exhibit “C”

Rules and Regulations

Definitions	1.
Wherever in these Rules and Regulations the word “Tenant” is used, it shall be taken to apply to and include the Tenant and his agents, employees, invitees, licensees, visitors, subtenants and contractors, and shall be deemed of such number and gender as the circumstances require. The word “Landlord” shall be taken to include the employees and agents of Landlord.

Obstructions	2.	The streets, sidewalks, entrances, driveways, halls, passages, elevators, stairways and Common Areas provided by Landlord shall not be obstructed by Tenant.
Washrooms	3.	Toilet rooms, water-closets and other water apparatus shall not be used for any purposes other than those for which constructed.
Fire Prevention	4.
Tenant shall not do anything in the Premises or bring or keep anything therein, which shall in any way increase or tend to increase the risk of fire or the rate of fire insurance, or which shall conflict with the regulations of the Fire Department or the fire laws, or with the rules and regulations of the City of Memphis, or equivalent bodies, or with any insurance policy on the Buildings or any part thereof, or with any law, ordinance, rule or regulation affecting the occupancy and use the Premises, now existing or hereafter enacted or promulgated by any public authority or by the City of Memphis or any equivalent body.

Tenant's Equipment	5.	It is Tenant’s responsibility to properly operate all business equipment and coffee machines and to service such equipment and machines.
General Prohibitions	6.	In order to insure proper use and care of the Premises, Tenant shall not, without the consent of Landlord or unless otherwise permitted in the Lease:
	a.	Keep or permit animals or birds in the Buildings except as required for handicapped persons or except as used in a Permitted Use under the Lease.
	b.	Use the Premises as sleeping apartments.
	c.	Allow any sign, advertisement or notice to be fixed to the Buildings, inside or outside, without Landlord’s written consent, except as provided for in Section 30.1 of the Lease.
	d.	Make improper noise or disturbances of any kind, or otherwise do anything to disturb other tenants or tend to injure the reputation of the Buildings.
	e.	Mark or defile elevators, water closets, toilet rooms, walls, windows, doors or any other parts of the Buildings.
	f.
Place anything on the outside of the Buildings, including roof setbacks, window ledges and other projections except as provided for in Sections 30.1 and 37.1 of the Lease; or drop anything from the windows, stairways or parapets; or place trash or other matter in the halls, stairways, elevators or light wells of the Buildings.

	g.	Cover, block or obstruct any window, skylight, door or transom or any other surface that admits light, except building standard blinds.
	h.	RESERVED
	i.	RESERVED
	j.	RESERVED
	k.	RESERVED
	l.	RESERVED

	m.	Install call boxes, or any kind of wire in or on the Buildings without Landlord’s permission and direction, except as provided for in Sections 5.8 and 37.1 of the Lease.
	n.	RESERVED
	o.	RESERVED
	p.	RESERVED
	q.	RESERVED
	r.	Leave the Land and enter the Adjacent Property, except via the designated entrance driveway between the Land and Cherry Road, but then only during the course of arriving and leaving for work.
Tenant Moves	7.	Landlord’s tenant move in/move out policy is as follows:
	a.	RESERVED
	b.
Tenant’s contractor shall provide a certificate of insurance evidencing liability, property damage and workmen’s compensation insurance of not less than $2,000,000, naming Landlord as additional insured.

Rights Reserved to Landlord	8.	Without abatement or diminution in rent, Landlord reserves and shall have the following additional rights:
	a.
During the last six (6) months of the Term or any part thereof, if during or prior to that time the Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy.

To install and maintain signs for other tenants.

	b.	RESERVED
	c.
Landlord may reasonably enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession and without being liable in any manner to the Tenant.

	d.	RESERVED
Regulation Change	9.
Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord, may from time to time be needful for the safety, appearance, care and cleanliness of the Buildings and for the preservation of order therein, Landlord shall not be responsible to Tenant for any violation of rules and regulations by other tenants or occupants of the Real Property or Adjacent Property.

Smoking Areas	10.
Tenant shall have the right, from time to time, to designate and thereafter to change, alter or redesignate, smoking and non-smoking area(s) outside the Buildings, and shall prohibit or limit such activity in order to fully comply with any applicable governmental ordinance, law or regulation. Tenant shall not permit any of its employees, agents or invitees to smoke except in the designated smoking area(s) and, in any event, never inside the Buildings.

Plumbing	11.
Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant shall be repaired and replaced at Tenant’s sole cost and expense, and Landlord shall not in any case be responsible therefor.

Miscellaneous	13.	In case of any conflict or inconsistency between the provisions of the Lease and of any of these Rules and Regulations, the provisions of this Lease shall control.

Exhibit “D”

Acceptance of Premises

ACCEPTANCE OF PREMISES

THIS ACCEPTANCE OF PREMISES is attached to and made a part of the Agreement Of Lease dated as of December 31, 2013, by and between RBM CHERRY ROAD PARTNERS, as Landlord, and WRIGHT MEDICAL TECHNOLOGY, INC., as Tenant.

The undersigned hereby agree and confirm that the Commencement Date, Expiration Date, and Base Rent schedule are as stated below:

1.
The Commencement Date as defined in item (2) of the Reference Page of the Lease is January 1, 2014, and the Expiration Date as defined in item (3) of the Reference Page of the Lease is October 31, 2024.

2.	The initial Base Rent as defined in item (5) of the Reference Page of the Lease is as shown on the attached Schedule 1.

3.	Tenant has accepted possession of the Premises for occupancy, and the condition of the Premises and the Land is satisfactory and in conformity with the provisions of the Lease in all respects.

4.	Any capitalized terms not otherwise defined herein shall have the meaning as set forth in the Lease.

TENANT:                        LANDLORD:

WRIGHT MEDICAL TECHNOLOGY, INC.,        RBM CHERRY ROAD PARTNERS,
a Delaware corporation                    a Tennessee general partnership

By:    RBM Venture Company,
a Delaware corporation
its Managing Member

By:	/s/ Fred R. Courtney
Name:	Fred R. Courtney	By:	/s/ Scott Imorde
Title:	Director of Facilities & Maintenance		Scott Imorde, President

Exhibit “E”

Site Plan

See attached

EXHIBIT E

SCALE: NOT TO SCALE

083013

1023 CHERRY ROAD, BUILDING I, FLOOR 1

MEMPHIS, TENNESSEE

RENTABLE FLOOR AREA PLAN

EXHIBIT E

SCALE: NOT TO SCALE

083013

1023 CHERRY ROAD, BUILDING I, TERRACE LEVEL
MEMPHIS, TENNESSEE
RENTABLE FLOOR AREA PLAN

EXHIBIT E

SCALE: NOT TO SCALE

083013

1023 CHERRY ROAD, BUILDING I, FLOOR 2
MEMPHIS, TENNESSEE
RENTABLE FLOOR AREA PLAN

FULL FLOOR AS-BUILT

SCALE: NOT TO SCALE

RECEIVING AREA
6,170 RSF
BALANCE OF FLOOR 1
22,334 RSF

082913

1023 CHERRY ROAD, BUILDING II, FLOOR 1

MEMPHIS, TENNESSEE

RENTABLE FLOOR AREA PLAN

Exhibit “F”

Tenant Design and Construction Standards

Tenant agrees to furnish Landlord the following information in drawings, in accordance with the below-listed schedules.

1.    PRELIMINARY DRAWINGS

No later than four (4) weeks prior to the projected construction commencement date, Tenant shall furnish Landlord two (2) complete sets of prints of 1/8" scale preliminary drawings showing at least the following information:

a.	Floor plan including furniture layout, partition layout, door layout, power and telephone outlet locations, items above standard finish, floor loading information beyond 70 psf, etc.

b.	Reflected ceiling plan including lighting layout, exit signs, registers, grilles, diffusers, exhaust fans, ceiling breaks, etc.

c.	Written scope sheet of special Tenant mechanical and electrical requirements and/or custom construction and finish requirements.

d.	Take-off sheet of building standard items shall be used.

2.	ARCHITECTURAL WORKING DRAWINGS FOR CONSTRUCTION

No later than two (2) weeks prior to the projected construction commencement date, Tenant shall furnish Landlord two (2) sets of prints of complete 1/8” scale working drawings on or before showing at least the following information and marked “issued for engineering and Landlord review”:

a.	Location and type of all partitions and doors (specify hardware and provide keying schedule), glass partitions, windows and glass doors (indicate framing sections if not building standard).

b.	Indication of all critical dimensions necessary for construction.

c.	Location of telephone/computer equipment room accompanied by an approval of the telephone company.

d.	Location of all building standard and above building standard electrical items including outlets, switches, telephone outlets and lighting.

e.	Location and type of equipment that require special electrical; requirements including manufacturer's specifications for use and operations.

f.	Location, weight per square foot and description of any exceptionally heavy equipment or filing system exceeding 75 psf live load including 20 psf for partitions.

g.	Requirements for special air conditioning or ventilation including occupancy information for each room and space.

h.	Type and color of floor covering, wall covering, and building standard and above-building standard paint or finishes.

i.	Requirements for special plumbing including all line sizes, fixtures and specifications.

j.	Location and type of kitchen equipment including specifications.

k.	Details showing:

(1)	Construction of all partition types;

(2)	Head, jamb and sill sections with elevations for all door types;

(3)	Shelving, cabinet work and architectural millwork with dimensions and dimensions of all equipment to be built in;

(4)	Special corridor entrance with framing and support requirements; and

(5)	Bracing or support of special walls, glass partitions, drapery track, etc.

3.	MECHANICAL/ELECTRICAL WORKING DRAWINGS FOR CONSTRUCTION

No later than two (2) weeks prior to the projected construction commencement date, Tenant shall furnish two (2) sets of prints of 1/8" scale mechanical/electrical working drawings which, among other things, shall identify requirements beyond the building standard scope.

4.	Tenant shall be responsible for obtaining city review and approval of preliminary drawings (as referred to in paragraph 1 above). Tenant shall make application and obtain a city building permit.

Exhibit “G”

Tenant’s Reserved Parking Spaces

Tenant to provide to Landlord within 30 days of the Commencement Date.

Exhibit “H”

Work Letter Agreement

See attached

WORK LETTER AGREEMENT

To induce Tenant to enter into that certain Agreement of Lease dated as of December 31, 2013 (the “Lease”, to which this Work Letter Agreement is attached) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

1.     Landlord shall deliver the Premises to Tenant, and Tenant shall accept the Premises from Landlord, in “AS IS, WHERE IS” condition as provided, and as further described and excepted to, in Section 5.1 of the Lease. Notwithstanding the foregoing, the parties acknowledge that improvements and modifications have been and will be installed and/or constructed in and on the Premises and upon Building 1, Building 2 and the Common Area, and that such tenant improvement work (“Tenant’s Work”) will consist of any improvements, modifications and upgrades desired by Tenant in its use of the Premises and Common Area (including both hard and soft costs) including, without limitation, improvements and modifications to the interior of the Premises (including data and phone cabling, networks and related equipment), to the exteriors of Building 1 and Building 2, and to the Common Area (including the parking lots, decks, driveways, entrances, sidewalks and landscaping located on the Land), and all of Tenant’s Work will be constructed in accordance with the following terms and conditions:

(a)(1) Tenant shall deliver to Landlord two (2) signed sets each of Tenant’s proposed, detailed plans and specifications consisting of, without limitation, finished layout (i.e., structural drawings and exterior elevations), architectural (i.e., interior space layout plan), electrical, mechanical, plumbing and HVAC plans (and other plans as necessary for Tenant’s Work) for the Premises and Common Area that comply with all Requirements in effect upon submission by Tenant, together with an electronic (CAD) version, if available (“Plans”), prepared by The Pickering Firm, or another architectural/engineering firm(s) selected by Tenant and reasonably acceptable to Landlord (“Architect”). Architect shall prepare the mechanical and electrical drawings for the Premises, or such mechanical and electrical drawings shall be prepared by other contractors selected by the Architect and/or Tenant reasonably acceptable to Landlord, which drawings shall be submitted as Plans and shall be deemed a part thereof. Tenant may submit incremental Plans and/or Plans representing portions of Tenant's Work, even if Tenant's Work has not yet been completely designed. Tenant shall be entitled to commence Tenant’s Work as long as it has first obtained Landlord’s prior written approval of the then-existing Plans at the time that Tenant's Work is scheduled to commence. As soon as reasonably possible but, in any event, within five (5) business days after receipt by Landlord of the Plans so submitted by Tenant (“Approval Period”), Landlord shall either approve the Plans or disapprove the Plans by written notice to Tenant; provided, however, Landlord’s approval shall not be unreasonably withheld, conditioned or delayed. Landlord and Tenant agree and acknowledge that the Plans may be delivered to Landlord in multiple sets of Plans and at different times. Failure of Landlord to respond within the Approval Period shall be deemed an approval of the Plans so submitted. If there are subsequent submissions of Plans and/or submissions of alternative Plans required due to Landlord's disapproval of the Plans or items in such

Plans, the subsequent submissions shall be approved or disapproved in writing by Landlord within five (5) business days of receipt with the failure of Landlord to so respond within such applicable Approval Period being deemed an approval of the Plans or changes thereto. If Landlord disapproves the Plans, Landlord shall advise Tenant in writing within the Approval Period of those revisions or corrections which Landlord reasonably requires and Tenant shall, within ten (10) days thereafter, submit two (2) signed sets of the Plans as so revised or corrected to Landlord for Landlord’s approval in accordance with this Section 1(a). Landlord may disapprove the Plans if Landlord reasonably determines that the Plans: (A) do not provide for a first class finish consistent with a first class office building in Memphis, Tennessee, or are not consistent with the design of any Plans previously approved by Landlord; (B) would subject Landlord, one or both of the Buildings or any portion of the Premises to any liability, claim, damage, loss, violation, fine, penalty, or forfeiture or any additional cost or expense to Landlord, all as a result of a violation of the Requirements in effect upon submission of the Plans; (C) would provide for or require any installation or work which is unlawful or which would create an unsound or dangerous condition that cannot be mitigated by the use of reasonable and customary precautions (however, any work or installation required or necessary for the Permitted Use under the Lease shall be allowed); or (D) do not conform to the requirements of the City of Memphis and all other applicable laws (including, without limitation, the Requirements in effect upon submission of the Plans.

(2)     Any review or approval by Landlord of the Plans is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

(b)     After initial approval by Landlord, the Plans may subsequently be modified by Tenant. Changes and/or modifications to the approved Plans that will cause the cost of Tenant's Work to increase by more than $100,000 shall require Landlord’s approval; provided, however, Landlord’s approval shall not be unreasonably withheld, conditioned or delayed and shall be consistent with Landlord's approval and obligations under Section 1(a)(1) hereof. The Plans shall be prepared at Tenant’s sole cost and expense, and Landlord shall not charge Tenant a fee or charge (regardless of the form) for Landlord’s (and/or Landlord’s agents’) review of any Plans.

(c)     Tenant's Work shall be furnished and installed by H and M Construction Co., Inc. (which company is approved by Landlord) and/or one or more other contractors or vendors chosen by Tenant and approved by Landlord in its reasonable discretion (individually or collectively, “Tenant’s Contractor”), to be selected by Tenant upon the following terms and conditions:

(1) Tenant’s Work shall be performed and completed by Tenant’s Contractor (and by its subcontractors) in a good and workmanlike manner at Tenant’s sole cost and expense (subject to the Allowances) and in accordance with: (A) the approved Plans and (B) all Requirements.

(2)     No improvements shall be installed in any portion of the Premises unless and until: (A) Tenant has submitted to Landlord certificates of insurance (in addition to that required by Article XI of the Lease) evidencing that Tenant’s Contractor has in full force and effect insurance coverage in types and amounts as indicated below and with insurers reasonably approved by Landlord (and which insurance Tenant shall cause to be maintained during the period any construction is being performed upon the Premises and/or the Real Property by Tenant, Tenant’s Contractor and/or any of their respective employees, subcontractors, agents or other representatives) in accordance with the following: (1) worker’s compensation insurance covering each worker employed at the jobsite in the performance of the contract with a minimum coverage of not less than the required statutory amount, (2) commercial general liability insurance covering bodily injury and damage arising out of the performance of the contract at the jobsite with a minimum coverage of not less than One Million Dollars ($1,000,000) combined single limit, (3) business automobile liability insurance covering all vehicles involved in the performance of Tenant’s Work, whether owned, rented or otherwise, with a minimum coverage of not less than Five Hundred Thousand Dollars ($500,000) combined single limit, (4) aggregate products and completed operations insurance with a minimum coverage of not less than One Million Dollars ($1,000,000), (5) builder’s risk insurance on an all risk basis (including collapse) on a completed value (non-reporting) form, or by endorsement, for full replacement value covering all work incorporated in the Buildings and all materials and equipment in or about the Premises, and (6) Umbrella liability insurance in excess of the underlying coverages required above, with limits of not less than Two Million Dollars ($2,000,000) per occurrence / Four Million Dollars ($4,000,000) aggregate. The insurance required hereby shall be written for not less than any limit required by law or as stated above, whichever is greater. Landlord shall be shown as an additional insured on the above-mentioned insurance policies and be provided a minimum of thirty (30) days prior written notice in the event of cancellation or modification thereof; provided, however, that such insurance policies shall not be cancelled nor coverages thereunder reduced by Tenant’s Contractor without the written consent of Landlord. Such insurance policies shall cover claims and damages arising out of Tenant’s Work, whether caused directly or indirectly by Tenant’s Contractor, its employees, agents or subcontractors. Tenant shall cause Tenant’s Contractor to waive and shall cause Tenant’s respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s property, leasehold improvements, the Buildings, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Work Letter Agreement been carried) covered by insurance; (B) Tenant has obtained all permits, approvals and certificates necessary for the construction of Tenant’s Work and submitted copies thereof to Landlord; and (C) Tenant shall obtain in Tenant’s agreement with Tenant’s Contractor an indemnification of Landlord substantially the same as provided in Section 3(b) hereof.

(d)     Landlord shall have no obligation to do any work (or supervision) with respect to the installation of any improvements in or upon the Premises, and, as between Landlord and Tenant, Tenant shall be responsible for the contracting of, supervising of and payment for all of Tenant’s Work (subject to the Allowances). Tenant and Tenant's Contractor shall have full and exclusive access to and use of the Real Property during any construction of Tenant’s Work subject to the requirements of this Work Letter Agreement and the Lease, and except to the extent Landlord is required or permitted to access and/or use the Real Property. Landlord shall pay electric utility charges for the Real Property during construction of Tenant’s Work through and including December 31, 2013; and Tenant shall be responsible for the payment of all electric utility charges for the Real Property on and after January 1, 2014 subject and pursuant to the terms of the Lease.

(e)    Notwithstanding the foregoing, or any other provision of this Work Letter Agreement, Landlord and Tenant agree and acknowledge that the following Plans have been approved by Landlord: (A) demolition and pre-construction Plans for both Building 1 and Building 2, (B) space plans, electrical, data, cabling and network connection Plans for Tenant’s temporary occupancy of Building 2 pursuant and subject to that certain Early Access Agreement related to the Premises by and between Landlord and Tenant dated as of August 14, 2013, which terminated by its terms as of the date hereof, (C) architectural renderings of the front entrances for both Building 1 and Building 2; and (D) all other Plans submitted to Landlord by Tenant (or its agents) forTenant’s Work on or before the date of this Work Letter Agreement.

2.    Landlord’s agreement to permit Tenant’s Contractor to perform Tenant’s Work is conditioned upon Tenant’s compliance with Section 1 of this Work Letter Agreement and upon Tenant’s Contractor refraining from interfering with Landlord’s (and its agents, contractors or employees) (a) access to the Real Property in accordance with the Lease and otherwise in connection with routine work or work at the request of Tenant or Tenant Contractor upon the Real Property and (b) use and enjoyment of the Adjacent Property. If at any time Tenant’s entry shall not be so in compliance, Landlord shall give Tenant written notice of the same and Tenant shall immediately remedy the problem, which in no event shall take longer than three (3) business days. In the event that Tenant does not remedy the problem within such 3-day period, then Tenant shall not be permitted access to the Real Property in connection with Tenant’s Work until such problem is remedied. However, Tenant’s (and Tenant’s agents’) access to the Premises for any and all other reasons other than for Tenant’s Work shall be controlled by the provisions of the Lease.

3.    (a) Landlord hereby agrees to wire transfer to Tenant the sum of Three Million Eight Hundred Seventy Three Thousand Twenty Dollars ($3,873,020.00) (the “Lease Improvement Payment”) on January 2, 2014, which sum has been paid by Tenant to Tenant’s Contractor in connection with Tenant’s Work and which is the tenant improvement allowance provided by Landlord to Tenant for reimbursement of Tenant’s Work (1) as to interior improvements and modifications to the Premises (the “Interior Improvement Allowance”), and (2) as to improvements and modifications to the exterior of the Buildings and Common Area (including, without limitation, the parking lots, driveways, sidewalks, landscaping and decks) (the “Exterior Improvement Allowance” and, together with the Interior Improvement Allowance, the “Allowances”). The Interior Improvement Allowance shall be an amount of Three Million One Hundred Twenty-Three Thousand Twenty Dollars ($3,123,020). The Exterior Improvement Allowance shall be an amount of Seven Hundred Fifty Thousand Dollars ($750,000). Landlord hereby acknowledges and agrees that all requirements for the payment of the Lease Improvement Payment by Landlord under this Work Letter Agreement, the Lease or otherwise have been satisfied and/or waived.

(b) Reserved

(c) Reserved

(d) Reserved

(e) Notwithstanding any provision of the Lease or this Work Letter Agreement, Tenant has received a One Million Dollar ($1,000,000.00) economic development grant from the State of Tennessee (the ”State Grant”) in connection with Tenant’s move to and improvements made to the Real Property and Tenant's other costs, expenses and purchases associated therewith. Landlord and Tenant agree that (1) Landlord shall, to the extent reasonably required, cooperate with Tenant as to any documentation or other requirements of the State Grant (all at Tenant’s cost and expense), (2) Tenant shall present payments made by Tenant to Tenant’s Contractor (but not payments made by Landlord to Tenant’s Contractor) for Tenant’s Work for reimbursement by the State under the State Grant, (3) Tenant, and not Landlord, shall be entitled to receive all funds paid by the State under the State Grant, (4) receipt of the State Grant by Tenant shall not in any manner effect, reduce or diminish Landlord’s obligations to pay and fund the full amount of the Lease Improvement Payment as set forth in this Work Letter Agreement, and (5) Landlord shall have no claim or right to any amounts paid under the State Grant.

(f)     Anything in the Lease to the contrary notwithstanding, Tenant shall indemnify Landlord and save it harmless from all claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees) arising out of Tenant’s Work or any act or omission of Tenant, Tenant’s Contractor, or either of their respective employees or agents in performing Tenant’s Work or in connection with or arising out of any incorrectness in the certifications required hereinabove.

4.    Tenant designates Fred R. Courtney, Tenant’s Global Director of Facilities Engineering, or another representative of Tenant designated in writing to Landlord at a later date (individually, a “Tenant’s Representative”), and Landlord designates Rawleigh Martin, or another representative of Landlord designated in writing to Tenant at a later date (individually, a “Landlord’s Representative”), as their respective representatives who shall be authorized with respect to Tenant’s Work to (a) make all decisions on their behalf, (b) receive all notices under this Work Letter Agreement, (c) give all approvals under this Work Letter Agreement, and (d) be available at all reasonable times, as may be necessary or desirable, to discuss matters relating to Tenant’s Work or this Work Letter Agreement. Tenant and Landlord may change their respective representatives from time to time upon notice to the other in accordance with the notice requirements provided under the Lease. Subject to Section 1(b) hereunder, no change order, approval or other decision shall be effective without the written authorization of a Tenant’s Representative and a Landlord’s Representative.

5.    Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Lease.

6.    All notices required or permitted hereunder shall be in writing and may be given via overnight delivery or email to the following addressees:

If to Landlord:                    If to Tenant:
RBM Cherry Road Partners            Wright Medical Technology, Inc.
1025 Cherry Road                5677 Airline Road
Memphis, Tennessee 38117            Arlington, Tennessee 38002
Attention: Rawleigh Martin            Attention: Fred R. Courtney
Email: rawl@rbmvco.com            Email: bud.courtney@wmt.com

7.    This Work Letter Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts together constitute but one and the same agreement. The delivery by any party of an executed signature page to this Work Letter Agreement by facsimile transmission or by electronic email in Adobe Corporation’s Portable Document Format (or PDF) shall be deemed to be, and shall be enforceable to the same extent as, an original signature page hereto or thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

* * * * * *

[Signature Page to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Work Letter Agreement as of the 31st day of December, 2013.
LANDLORD:

RBM CHERRY ROAD PARTNERS,
a Tennessee general partnership

BY:	RBM Venture Company,
a Delaware corporation,
its Managing Partner

By:	/s/ Scott Imorde
Scott Imorde, President

TENANT:

WRIGHT MEDICAL TECHNOLOGY, INC.,
a Delaware corporation

By:	/s/ Eric A. Stookey
Name:	Eric A. Stookey
Title:	President, Extremities

Exhibit “I”

Mobile Labs Parking Area

See attached

Exhibit "I"

AUDOBON PARK SUBD.
(PB 14, PG. 30)
RESUBD. OF LOTS 21-25
AUDOBON PARK SUBD.
(PB. 15, PG. 4)
JOEL M. COX
(59-0045)
FACILITIES
LOT 1
286,944 S.F.
6.587 AC.
Mobile Labs
PARKING DECK
POOL HOUSE
MANSION
BLDG. 1
BLDG. 2
THE DIXON GALLERY AND GARDENS
ACCESS ESM'T
9,121 S.F.
0.223 AC.
LOT 2
823,729 S.F.
18.910AC.
(INC. ACCESS ESM'T)
℄ HAVERHILL ROAD
℄ CHERRY ROAD
(R.O.W. VARIES)
P.O.B.
LOT 2
P.O.B.
LOT 1
P.O.B.
ACCESS
ESM'T
P.O.C.
LOT 1
N0°13'10"W 904.87'
S0°00'14"E 905.25'
815.25'
1087.24'
Rad = 25.00'
Arc = 39.42'
Tan = 25.15'
Chd = 35.46'
Rad = 251.02'

Exhibit “J”

Access Parcel

LAND LOCATED IN SHELBY COUNTY, TENNESSEE:

RIGHTS OF ACCESS CREATED BY ACCESS EASEMENT AGREEMENT OF RECORD AT INSTRUMENT NO. 03196359 OF SAID REGISTER’S RECORDS IN AND TO:

BEGINNING AT A POINT ON THE WEST LINE OF CHERRY ROAD (R.O.W. VARIES) 216.35 FEET SOUTH (AS MEASURED ALONG CHERRY ROAD) OF THE NORTHEASTERNMOST CORNER OF LOT 2 OF P.D. 99-366, PHASE I, RBM CHERRY ROAD PARTNERS (PB 204, PG 29), THENCE S89°59'46"W A DISTANCE OF 34.33 FEET TO A POINT OF CURVATURE; THENCE ALONG A 38.00 FOOT RADIUS CURVE TO THE LEFT AN ARC DISTANCE OF 13.20 FEET (CHORD S80°02'45"W, 13.13 FEET) TO A POINT OF TANGENCY; THENCE S70°05'44"W A DISTANCE OF 35.33 FEET TO A POINT OF CURVATURE; THENCE ALONG A 412.00 FOOT RADIUS CURVE TO THE RIGHT AN ARC DISTANCE OF 129.81 FEET (CHORD S79°07'18'W, 129.27 FEET) TO A POINT OF REVERSE CURVATURE; THENCE ALONG A 263.00 FOOT RADIUS CURVE TO THE LEFT AN ARC DISTANCE OF 131.42 FEET (CHORD S73°49'59"W 130.05 FEET) TO A POINT; THENCE N30°28'54'W A DISTANCE OF 23.92 FEET TO A POINT; THENCE N0°22'43"E A DISTANCE OF 35.00 FEET TO A POINT; THENCE S89°37'17"E A DISTANCE OF 90.25 FEET TO A POINT; THENCE ALONG A 287.00 FOOT RADIUS CURVE TO THE RIGHT AN ARC DISTANCE OF 46.13 FEET (CHORD N83°32'37"E, 46.08 FEET) TO A POINT OF REVERSE CURVATURE; THENCE ALONG A 388.00 FOOT RADIUS CURVE TO THE LEFT AN ARC DISTANCE OF 122.25 FEET (CHORD N79°07'18"E, 121.74 FEET) TO A POINT OF TANGENCY; THENCE N70°05'44"E A DISTANCE OF 35.33 FEET TO A POINT OF CURVATURE; THENCE ALONG A 62.00 FOOT RADIUS CURVE TO THE RIGHT HAVING AN ARC DISTANCE OF 21.53 FEET (CHORD N80°02'45"E, 21.43 FEET) TO A POINT OF TANGENCY; THENCE N89°56'46"E A DISTANCE OF 34.33 FEET TO A POINT ON THE WEST LINE OF CHERRY ROAD; THENCE ALONG SAID WEST LINE S0°00'14"E A DISTANCE OF 24.00 FEET TO THE POINT OF BEGINNING.

Exhibit “K”

Base Rent Schedule

See attached

BASE RENT

92,338

PSF	Monthly	Due
$0.00	$0.00	Jan-14
$0.00	$0.00	Feb-14
$0.00	$0.00	Mar-14
$0.00	$0.00	Apr-14
$0.00	$0.00	May-14
$0.00	$0.00	Jun-14
$0.10	$735.37	Jul-14
$9.67	$74,393.11	Aug-14
$9.67	$74,393.11	Sep-14
$9.67	$74,393.11	Oct-14
$9.67	$74,393.11	Nov-14
$9.67	$74,393.11	Dec-14
$9.75	$75,025.91	Jan-15
$9.75	$75,025.91	Feb-15
$9.75	$75,025.91	Mar-15
$9.75	$75,025.91	Apr-15
$9.75	$75,025.91	May-15
$10.02	$77,105.97	Jun-15
$10.02	$77,105.97	Jul-15
$10.02	$77,105.97	Aug-15
$10.02	$77,105.97	Sep-15
$10.02	$77,105.97	Oct-15
$10.02	$77,105.97	Nov-15
$10.02	$77,105.97	Dec-15
$10.10	$77,751.43	Jan-16
$10.10	$77,751.43	Feb-16
$10.10	$77,751.43	Mar-16
$10.10	$77,751.43	Apr-16
$10.10	$77,751.43	May-16
$10.38	$79,873.09	Jun-16
$10.38	$79,873.09	Jul-16
$10.38	$79,873.09	Aug-16
$10.38	$79,873.09	Sep-16
$10.38	$79,873.09	Oct-16
$10.38	$79,873.09	Nov-16
$10.38	$79,873.09	Dec-16
$10.47	$80,531.46	Jan-17
$10.47	$80,531.46	Feb-17
$10.47	$80,531.46	Mar-17
$10.47	$80,531.46	Apr-17
$10.47	$80,531.46	May-17
$10.75	$82,695.56	Jun-17
$10.75	$82,695.56	Jul-17
$10.75	$82,695.56	Aug-17
$10.75	$82,695.56	Sep-17
$10.75	$82,695.56	Oct-17
$10.75	$82,695.56	Nov-17
$10.75	$82,695.56	Dec-17
$10.83	$83,367.09	Jan-18
$10.83	$83,367.09	Feb-18
$10.83	$83,367.09	Mar-18
$10.83	$83,367.09	Apr-18
$10.83	$83,367.09	May-18
$11.12	$85,574.47	Jun-18
$11.12	$85,574.47	Jul-18
$11.12	$85,574.47	Aug-18
$11.12	$85,574.47	Sep-18
$11.12	$85,574.47	Oct-18
$11.12	$85,574.47	Nov-18
$11.12	$85,574.47	Dec-18
$11.21	$86,259.43	Jan-19
$11.21	$86,259.43	Feb-19
$11.21	$86,259.43	Mar-19

$11.21	$86,259.43	Apr-19
$11.21	$86,259.43	May-19
$11.50	$88,510.96	Jun-19
$11.50	$88,510.96	Jul-19
$11.50	$88,510.96	Aug-19
$11.50	$88,510.96	Sep-19
$11.50	$88,510.96	Oct-19
$11.50	$88,510.96	Nov-19
$11.50	$88,510.96	Dec-19
$11.59	$89,209.62	Jan-20
$11.59	$89,209.62	Feb-20
$11.59	$89,209.62	Mar-20
$11.59	$89,209.62	Apr-20
$11.59	$89,209.62	May-20
$11.89	$91,506.18	Jun-20
$11.89	$91,506.18	Jul-20
$11.89	$91,506.18	Aug-20
$11.89	$91,506.18	Sep-20
$11.89	$91,506.18	Oct-20
$11.89	$91,506.18	Nov-20
$11.89	$91,506.18	Dec-20
$11.98	$92,218.81	Jan-21
$11.98	$92,218.81	Feb-21
$11.98	$92,218.81	Mar-21
$11.98	$92,218.81	Apr-21
$11.98	$92,218.81	May-21
$12.29	$94,561.30	Jun-21
$12.29	$94,561.30	Jul-21
$12.29	$94,561.30	Aug-21
$12.29	$94,561.30	Sep-21
$12.29	$94,561.30	Oct-21
$12.29	$94,561.30	Nov-21
$12.29	$94,561.30	Dec-21
$12.38	$95,288.18	Jan-22
$12.38	$95,288.18	Feb-22
$12.38	$95,288.18	Mar-22
$12.38	$95,288.18	Apr-22
$12.38	$95,288.18	May-22
$12.69	$97,677.53	Jun-22
$12.69	$97,677.53	Jul-22
$12.69	$97,677.53	Aug-22
$12.69	$97,677.53	Sep-22
$12.69	$97,677.53	Oct-22
$12.69	$97,677.53	Nov-22
$12.69	$97,677.53	Dec-22
$12.79	$98,418.95	Jan-23
$12.79	$98,418.95	Feb-23
$12.79	$98,418.95	Mar-23
$12.79	$98,418.95	Apr-23
$12.79	$98,418.95	May-23
$13.11	$100,856.08	Jun-23
$13.11	$100,856.08	Jul-23
$13.11	$100,856.08	Aug-23
$13.11	$100,856.08	Sep-23
$13.11	$100,856.08	Oct-23
$13.11	$100,856.08	Nov-23
$13.11	$100,856.08	Dec-23
$13.21	$101,612.33	Jan-24
$13.21	$101,612.33	Feb-24
$13.21	$101,612.33	Mar-24
$11.67	$89,818.56	Apr-24
$0.00	$0.00	May-24
$0.00	$0.00	Jun-24
$0.00	$0.00	Jul-24
$0.00	$0.00	Aug-24
$0.00	$0.00	Sep-24
$0.00	$0.00	Oct-24
	$10,246,238.63

Exhibit “L”

Base Rent Schedule for Selected Expansion Space

The Base Rent payable in connection with the Selected Expansion Space shall be calculated by multiplying the Rentable Square Feet of such space by the RSF column on the attached schedule

BASE RENT

30,315

PSF	Monthly	Due
$9.32	$23,544.65	Jan-14
$9.32	$23,544.65	Feb-14
$9.32	$23,544.65	Mar-14
$9.32	$23,544.65	Apr-14
$9.32	$23,544.65	May-14
$9.32	$23,544.65	Jun-14
$9.32	$23,544.65	Jul-14
$9.32	$23,544.65	Aug-14
$9.32	$23,544.65	Sep-14
$9.32	$23,544.65	Oct-14
$9.32	$23,544.65	Nov-14
$9.32	$23,544.65	Dec-14
$9.51	$24,024.64	Jan-15
$9.51	$24,024.64	Feb-15
$9.51	$24,024.64	Mar-15
$9.51	$24,024.64	Apr-15
$9.51	$24,024.64	May-15
$9.51	$24,024.64	Jun-15
$9.51	$24,024.64	Jul-15
$9.51	$24,024.64	Aug-15
$9.51	$24,024.64	Sep-15
$9.51	$24,024.64	Oct-15
$9.51	$24,024.64	Nov-15
$9.51	$24,024.64	Dec-15
$9.70	$24,504.63	Jan-16
$9.70	$24,504.63	Feb-16
$9.70	$24,504.63	Mar-16
$9.70	$24,504.63	Apr-16
$9.70	$24,504.63	May-16
$9.70	$24,504.63	Jun-16
$9.70	$24,504.63	Jul-16
$9.70	$24,504.63	Aug-16
$9.70	$24,504.63	Sep-16
$9.70	$24,504.63	Oct-16
$9.70	$24,504.63	Nov-16
$9.70	$24,504.63	Dec-16
$9.89	$24,984.61	Jan-17
$9.89	$24,984.61	Feb-17
$9.89	$24,984.61	Mar-17
$9.89	$24,984.61	Apr-17
$9.89	$24,984.61	May-17
$9.89	$24,984.61	Jun-17
$9.89	$24,984.61	Jul-17
$9.89	$24,984.61	Aug-17
$9.89	$24,984.61	Sep-17
$9.89	$24,984.61	Oct-17
$9.89	$24,984.61	Nov-17
$9.89	$24,984.61	Dec-17
$10.09	$25,489.86	Jan-18
$10.09	$25,489.86	Feb-18
$10.09	$25,489.86	Mar-18
$10.09	$25,489.86	Apr-18
$10.09	$25,489.86	May-18
$10.09	$25,489.86	Jun-18
$10.09	$25,489.86	Jul-18
$10.09	$25,489.86	Aug-18
$10.09	$25,489.86	Sep-18
$10.09	$25,489.86	Oct-18
$10.09	$25,489.86	Nov-18
$10.09	$25,489.86	Dec-18
$10.29	$25,995.11	Jan-19
$10.29	$25,995.11	Feb-19
$10.29	$25,995.11	Mar-19

$10.29	$25,995.11	Apr-19
$10.29	$25,995.11	May-19
$10.29	$25,995.11	Jun-19
$10.29	$25,995.11	Jul-19
$10.29	$25,995.11	Aug-19
$10.29	$25,995.11	Sep-19
$10.29	$25,995.11	Oct-19
$10.29	$25,995.11	Nov-19
$10.29	$25,995.11	Dec-19
$10.50	$26,525.63	Jan-20
$10.50	$26,525.63	Feb-20
$10.50	$26,525.63	Mar-20
$10.50	$26,525.63	Apr-20
$10.50	$26,525.63	May-20
$10.50	$26,525.63	Jun-20
$10.50	$26,525.63	Jul-20
$10.50	$26,525.63	Aug-20
$10.50	$26,525.63	Sep-20
$10.50	$26,525.63	Oct-20
$10.50	$26,525.63	Nov-20
$10.50	$26,525.63	Dec-20
$10.71	$27,056.14	Jan-21
$10.71	$27,056.14	Feb-21
$10.71	$27,056.14	Mar-21
$10.71	$27,056.14	Apr-21
$10.71	$27,056.14	May-21
$10.71	$27,056.14	Jun-21
$10.71	$27,056.14	Jul-21
$10.71	$27,056.14	Aug-21
$10.71	$27,056.14	Sep-21
$10.71	$27,056.14	Oct-21
$10.71	$27,056.14	Nov-21
$10.71	$27,056.14	Dec-21
$10.92	$27,586.65	Jan-22
$10.92	$27,586.65	Feb-22
$10.92	$27,586.65	Mar-22
$10.92	$27,586.65	Apr-22
$10.92	$27,586.65	May-22
$10.92	$27,586.65	Jun-22
$10.92	$27,586.65	Jul-22
$10.92	$27,586.65	Aug-22
$10.92	$27,586.65	Sep-22
$10.92	$27,586.65	Oct-22
$10.92	$27,586.65	Nov-22
$10.92	$27,586.65	Dec-22
$11.14	$28,142.43	Jan-23
$11.14	$28,142.43	Feb-23
$11.14	$28,142.43	Mar-23
$11.14	$28,142.43	Apr-23
$11.14	$28,142.43	May-23
$11.14	$28,142.43	Jun-23
$11.14	$28,142.43	Jul-23
$11.14	$28,142.43	Aug-23
$11.14	$28,142.43	Sep-23
$11.14	$28,142.43	Oct-23
$11.14	$28,142.43	Nov-23
$11.14	$28,142.43	Dec-23
$11.36	$28,698.20	Jan-24
$11.36	$28,698.20	Feb-24
$11.36	$28,698.20	Mar-24
$11.36	$28,698.20	Apr-24
$11.36	$28,698.20	May-24
$11.36	$28,698.20	Jun-24
$11.36	$28,698.20	Jul-24
$11.36	$28,698.20	Aug-24
$11.36	$28,698.20	Sep-24
$11.36	$28,698.20	Oct-24
	$3,381,234.05

Exhibit “M”

Location of Tenant Generators

See attached

Exhibit "M"

AUDOBON PARK SUBD.
(PB. 14, PG. 30)
RESUBD. OF LOTS 21-25
AUDOBON PARK SUBD.
(PB. 15, PG. 4)
JOEL M. COX
FACILITIES
LOT 1
286,944 S.F.
6.587 AC.
PARKING DECK
POOL HOUSE
MANSION
BLDG. 1
BLDG. 2
Tenant Generator
THE DIXON GALLERY AND GARDENS
ACCESS ESM'T
9,721 S.F.
0.223 AC.
LOT 2
823,729 S.F.
18.910AC.
(INC. ACCESS ESM'T)
℄ HAVERHILL ROAD
℄ CHERRY ROAD
(R.O.W. VARIES)
P.O.B.
LOT 2
P.O.B.
LOT 1
P.O.B.
ACCESS
ESM'T
P.O.C.
LOT 1
875.25'
1087.24'